Exhibit 2.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

15 MAY 2017

By and between:

THE SELLERS IDENTIFIED HEREIN

and

MOODY’S HOLDINGS NL B.V.

and

MOODY’S CORPORATION

relating to the Securities in

Yellow Maple I B.V., Yellow Maple Syrup I B.V. and Yellow Maple Syrup II B.V.

10.	Agreed Form Resignation Letter	69
11.	Release Letter	70
12.	Exceptions to restricted payments	71

Signatories		53

THIS SECURITIES PURCHASE AGREEMENT (the Agreement) is made on 15 May 2017,

BETWEEN:

(1)

YELLOW MAPLE COÖPERATIEF U.A., a cooperative with exclusion of liability (coöperatie met uitgesloten aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Schiphol Boulevard 355, H Tower, Floor 4, 1118 BJ Schiphol, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61120332 (YM Coop);

(2)

YELLOW MAPLE HOLDING GUERNSEY LIMITED, a non-cellular company limited by shares organised and existing under the laws of Guernsey, Channel Islands, having its registered office at Level 4 North, St Julian’s Court, St Julian’s Avenue, St Peter Port, Guernsey, GY1 1WA, registered in the Guernsey registry under number 58711;

(3)

CCP IX LP NO. 1, a limited partnership, organised under the laws of England, having its registered corporate seat at Warwick Court, Paternoster Square, EC4M 7DX London, United Kingdom (registration number LP 013152), acting by its general partner, Charterhouse General Partners (IX) Ltd, a private limited company organised under the laws of England, having its registered corporate seat at Warwick Court, Paternoster Square, London, EC4M 7DX, United Kingdom (registration number 01724491);

(4)

CCP IX LP NO. 2, a limited partnership, organized under the laws of England, having its registered corporate seat at Warwick Court, Paternoster Square, EC4M 7DX London, United Kingdom (registration number LP 013153), acting by its general partner, Charterhouse General Partners (IX) Ltd, a private limited company organised under the laws of England, having its registered corporate seat at Warwick Court, Paternoster Square, London, EC4M 7DX, United Kingdom (registration number 01724491);

(5)

CCP IX CO-INVESTMENT LP, a limited partnership, organized under the laws of England, having its registered corporate seat at Warwick Court, Paternoster Square, EC4M 7DX London, United Kingdom (registration number LP 013154), acting by its general partner, Charterhouse General Partners (IX) Ltd, a private limited company organised under the laws of England, having its registered corporate seat at Warwick Court, Paternoster Square, London, EC4M 7DX, United Kingdom (registration number 01724491);

(6)

BROAD STREET PRINCIPAL INVESTMENTS LLC, a limited liability company organised and existing under the laws of the State of Delaware, United States of America, having its registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, United States of America and registered under number 5225144;

(7)

HX LUXEMBOURG I S.À R.L., a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 23, rue Aldringen, L-1118 Luxembourg, Grand Duchy of Luxembourg and registered in the Luxembourg trade and companies register under number B0183499;

(8)	the individuals and entities listed in Schedule 2 (the Direct Investors and each individually a Direct Investor, acting severally but not jointly), each duly represented; and

(9)

those of the individuals and entities (other than YM Coop) listed in Part 2 of Schedule 4 (the Private Investors and each individually a Private Investor) (acting severally, and not jointly and severally), each duly represented, the above parties (1) to (9) are hereinafter referred to individually as a Seller and collectively as the Sellers;

AND

(10)

MOODY’S HOLDINGS NL B.V., private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Herikerbergweg 196, 1101 CM Amsterdam, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 68720408 (the Buyer);

(11)

MOODY’S CORPORATION, a corporation organised and existing under the laws of the State of Delaware, having its corporate seat at Delaware, United States of America and its registered office at Corporation Trust Center 1209 Orange Street, Wilmington, New Castle, Delaware, United States of America, registered in the Delaware register of corporations under number 2882059 (the Guarantor);

(12)

YELLOW MAPLE I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Schiphol Boulevard 355, H Tower, Floor 4, 1118 BJ Schiphol, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61125261 (the Company);

(13)

YELLOW MAPLE SYRUP I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Hoogoorddreef 9, Gebouw Africa, 4e verdieping, 1101 BA Amsterdam, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61137898 (the Direct Investors Entity); and

(14)

YELLOW MAPLE SYRUP II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organised and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and its registered office at Hoogoorddreef 9, Gebouw Afrika, 4de verdieping, 1101 BA Amsterdam, the Netherlands, registered at the trade register of the Dutch chamber of commerce under number 61137707 (the Private Investment Entity), the above parties (1) to (14) are hereinafter referred to individually as a Party and collectively as the Parties.

WHEREAS:

(A)

The Company is the parent company of the Group (as such term is defined below) and holds on the date hereof, all of the shares and voting rights in Yellow Maple II B.V., which in turn holds all the shares and voting rights in Yellow Maple Holding B.V., which in turn holds all the shares and voting rights in Bureau van Dijk Electronic Publishing B.V.

(B)	The securities issued by the Company comprise:

(a)	4,150,060 ordinary shares (the Ordinary Shares);

(b)	one special share (the Special Share); and

(c)	825,862,029 loan notes issued by the Company pursuant to the Loan Note Agreement (as defined below) (the Loan Notes),

which represent 100% of the securities issued by the Company and are hereinafter referred to, collectively, as the Company Total Securities. The Company Total Securities are held by the persons listed in Schedule 3 in the proportions set forth therein as at the date hereof.

(C)	The securities issued by the Direct Investors Entity comprise:

(a)	598,719 ordinary shares (the DIE Shares); and

(b)	one special share (the DIE Special Share),

which represent 100% of the securities issued by the Direct Investors Entity and are hereinafter referred to, collectively, as the DIE Securities. The DIE Securities are held by the persons listed in Schedule 4 in the proportions set forth therein as at the date hereof.

(D)	The securities issued by the Private Investment Entity comprise:

(a)	1,081,019 ordinary shares (the PIE Shares); and

(b)	one special share (the PIE Special Share),

which represent 100% of the securities issued by the Private Investment Entity and are hereinafter referred to, collectively, and, if the provisions of Clause 2.4(a) are implemented, together with the Slaine Loan and Sørensen Loan and excluding the Slaine Shares and Sørensen Shares (each as defined below), as the PIE Securities. The PIE Securities are held by the persons listed in Schedule 4 in the proportions set forth therein as at the date hereof.

(E)

The Sellers have agreed to sell the Securities (as such term is defined below) to the Buyer under the terms set out in this Agreement and the Buyer agrees to purchase all of the Securities under the terms, and subject to the conditions, set out in this Agreement.

(F)

The Guarantor is the ultimate parent company of the Buyer and is willing to guarantee all the obligations of the Buyer pursuant to this Agreement and all related documents, including payment of the Purchase Price at Completion (each term as defined below).

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	The definitions and other provisions in Schedule 1 apply throughout this Agreement.

1.2

In this Agreement, unless the context indicates otherwise, a reference to a Clause, paragraph or Schedule is a reference to a clause, paragraph or schedule of this Agreement. The Schedules form part of this Agreement.

2.	SALE, PURCHASE AND TRANSFER

2.1	Sale and purchase of the Securities

(a)

Upon the terms and subject to the conditions of this Agreement, and subject to Clauses 2.4(b) and 5.5 below, each of the Sellers hereby sells the Securities listed opposite its or his or her name in Schedule 3 and 4 (which, for the avoidance of doubt, do not include the securities of the Company held by the Direct Investors Entity and the Private Investment

Entity, except as provided herein) to the Buyer, and the Buyer hereby purchases such Securities from the Sellers, with effect on the Completion Date.

(b)

The Buyer shall not be obliged to complete the purchase of any of the Securities unless the purchase of all of the Securities, or if Clause 5.5 applies, all of the Company Total Securities, is completed simultaneously in accordance with this Agreement, but completion of the purchase of some of the Securities (or the Company Total Securities, as the case may be) shall not affect the rights of the Buyer with respect to the purchase of the other Securities.

2.2	Transfer of the Securities

(a)

On Completion and subject to Clause 5.5 below, each of the Sellers shall transfer the Securities listed opposite its name in Schedule 3 and 4 (which, for the avoidance of doubt, do not include the securities of the Company held by the Direct Investors Entity and the Private Investment Entity, except as provided herein), free from any Encumbrance and together with all rights attached thereto, including the rights to receive any dividends and interest relating to the Securities declared or accrued at any time on or after the Locked Box Date, to the Buyer and the Buyer shall acquire the aforementioned Securities from the Sellers through the execution of the Notarial Deeds before the Notary. A template of the Notarial Deeds is attached hereto as Schedule 8.

(b)

In accordance with the articles of association of the Company, the Direct Investors Entity and the Private Investment Entity and upon the terms and subject to the conditions set forth herein, YM Coop hereby approves:

(i)	in its capacity as holder of the Special Share, the transfer of the Company Shares to the Buyer contemplated hereby;

(ii)	in its capacity as holder of the DIE Special Share, the transfer of the DIE Securities to the Buyer contemplated hereby;

(iii)	in its capacity as holder of the PIE Special Share, the transfer of the PIE Securities to the Buyer contemplated hereby; and

(iv)	in its capacity as holder of the PIE Special Share, the transfer of the Slaine Shares and the Sørensen Shares to the Private Investors Entity contemplated hereby.

(c)

In accordance with the securityholders’ agreement in relation to the Company entered into on 23 September 2014 and upon the terms and subject to the conditions set forth herein, YM Coop and Yellow Maple Holding Guernsey Limited hereby approve the transfer of (i) the Company Securities, the DIE Securities and the PIE Securities to the Buyer and (ii) the Slaine Shares and the Sørensen Shares to the Private Investors Entity in each case as contemplated herein.

2.3	Benefit and Risk

Subject to Completion, the Securities, or if the provisions of Clause 5.5 are implemented, the Company Total Securities, will be held for the economic benefit and at the risk of the Buyer as from (met ingang van) the Locked Box Date, without prejudice to any of the other provisions of this Agreement, including Clause 9 (Warranties of the Sellers).

2.4	Assignment Slaine Loan and Sørensen Loan

(a)

No later than three Business Days after the date that the Pre-Completion Statement is delivered by the Sellers’ Agent to the Buyer in accordance with Clause 5.2, but in any event before Completion occurring, Messrs Slaine and Sørensen shall each sell and transfer their respective PIE Shares (such PIE Shares held by Mr Slaine, the Slaine Shares and by Mr Sørensen, the Sørensen Shares) to the Private Investment Entity, and the Private Investment Entity shall purchase and acquire the Slaine Shares and the Sørensen Shares from Messrs Slaine and Sørensen, for an amount equal to the portion of the Purchase Price allocated in the Pre-Completion Statement to the Slaine Shares (the Slaine Consideration) and the Sørensen Shares (the Sørensen Consideration), respectively, whereby the Slaine Consideration and the Sørensen Consideration shall remain outstanding upon transfer of the Slaine Shares and the Sørensen Shares and constitute an interest free loan payable by the Private Investment Entity to Mr Slaine equal to the Slaine Consideration (the Slaine Loan) and Mr Sørensen equal to the Sørensen Consideration (the Sørensen Loan). Immediately upon such sale and transfer being executed, the Sellers’ Agent shall deliver or make available to the Buyer a copy of the duly executed notarial deeds of sale and transfer in respect of the Slaine Shares and the Sørensen Shares and copies of the Slaine Loan and the Sørensen Loan documents in form acceptable to the Buyer acting reasonably.

(b)

Upon the transfer of the the Slaine Shares and the Sørensen Shares by Messrs Slaine and Sørensen to the Private Investment Entity in accordance with Clause 2.4(a), the Agreement will be deemed amended in such a manner that (i) the Slaine Loan and the Sørensen Loan shall be deemed to form part of the Securities as sold and transferred to the Buyer in accordance with the provisions of this Agreement, (ii) Schedule 4 shall be deemed to be amended to remove the Slaine Shares and the Sørensen Shares and replace them with the Slaine Loan and the Sørensen Loan and (iii) Messrs Slaine and Sørensen will no longer be entitled to sell and transfer the Slaine Shares and the Sørensen Shares to the Buyer and the Buyer shall no longer be entitled nor required to purchase and acquire the Slaine Shares and the Sørensen Shares .

(c)

Messrs Slaine and Sørensen shall procure that at Completion an amount equal to the Dutch dividend withholding tax due in respect of the sale and transfer as envisaged by Clause 2.4(a) (the WHT Amount) as set forth in the Pre-Completion Statement shall be paid by the Notary on behalf of Messrs Slaine and Sørensen to the Private Investment Entity in accordance with clause 5.4(e)(iii).

(d)

If either Mr Slaine or Mr Sørensen fails to comply with his respective obligations under Clause 2.4(a), this Clause 2.4 shall not apply to such person and he shall be obligated to transfer his PIE Shares to the Buyer at Completion in accordance with the other provisions of this Agreement.

(e)	Nothing in this Clause 2.4 shall result in a delay of the Completion Date determined in accordance with Clause 5.1 without the prior written consent of the Buyer.

(f)

If the provisions of Clause 5.5 are implemented with respect to the PIE Shares, Clause 5.5 shall supersede this Clause 2.4 to the extent of any inconsistency between the Clauses and, in particular, the Buyer shall not be obligated to purchase (and Mr Slaine and Mr Sørensen shall not be entitled to sell to the Buyer) either the Slaine Loan or the Sørensen Loan and the WHT Amount shall not be paid to the Buyer.

3.	CONDITION PRECEDENT TO COMPLETION – TERMINATION

3.1	Condition precedent to the Parties’ obligation to complete

The obligations of the Parties to complete the transactions contemplated by this Agreement, including the actions set out in Clauses 5.3 and 5.4 on the Completion Date are subject to the satisfaction, at or prior to Completion, of the Merger Control Clearance Condition.

3.2	Regulatory analysis by the Buyer

The Buyer confirms that it has conducted its antitrust analysis to its satisfaction in respect of any regulatory filings required in connection with the transactions contemplated by this Agreement. If the Buyer elects not to make a filing with a Governmental Authority (whether relating to competition or otherwise) in any jurisdiction where it is determined at any time that any such filing should have taken place, such election will be at the sole risk of the Buyer and the Buyer shall bear all costs, penalties, fines and liabilities of any other nature whatsoever (in each case, whether imposed on the Buyer, the Sellers or any Group Company) resulting from not making any such filing, except for any failure to make any such filing attributable to the Sellers’ failure to provide true and accurate information to the Buyer in response to the Buyer’s or its advisors’ requests in connection with the Buyer’s analysis of the required regulatory filings.

3.3	Cooperation regarding the Merger Control Clearance Condition

The Buyer shall use its best efforts at its sole expense to ensure that the Merger Control Clearance Condition is obtained as soon as possible and in particular, the Buyer hereby agrees and undertakes (and shall cause its Affiliates) to:

(a)

subject to applicable Law and instructions of the relevant Governmental Authority, (i) provide the Sellers’ Agent with a draft form of each notification, submission or filing (provided that privileged or commercially sensitive information relating to the Buyer or its Affiliates may be first removed or redacted) and a reasonable opportunity to discuss its content with the Buyer prior to its notification, submission or filing with the competent Governmental Authorities, (ii) consider and take into account all reasonable comments or suggestions made by the Sellers’ Agent in this respect, and (iii) where practicable, invite the Sellers’ Agent and its advisors to attend any meetings or telephone conversations with the relevant Governmental Authorities, it being understood that such meetings or telephone conversations will be led by the Buyer and its advisors;

(b)

make, as soon as possible and in any event within twenty Business Days after the date hereof, a pre-notification filing with the competent Governmental Authorities with respect to the transactions contemplated in this Agreement, followed as soon as practicable by a full filing, with a view to obtain the Merger Control Clearance within the shortest possible time, and supply promptly any additional information and documents that may be requested by any competent Governmental Authorities. The Buyer will use its best efforts to obtain the Merger Control Clearance within the first phase of the Merger Control Clearance process;

(c)

do all things necessary or appropriate under applicable Laws to obtain the Merger Control Clearance including offering appropriate and adequate commitments or accepting conditions or obligations that any competent Governmental Authority may require or impose in order to grant the Merger Control Clearance, including divesting, disposing of, or taking actions that limit the Buyer’s freedom of action with respect to any of the businesses or assets of the Group or the Buyer. For the avoidance of doubt, any of the Buyer’s obligations under this Clause 3.3 and any actions taken or omissions in relation thereto shall not have any consequences on the Purchase Price or the other terms and conditions of this Agreement;

(d)

not take any actions (including entering into any transaction, agreement or other arrangement) which are reasonably likely to prevent, materially delay or interfere with the satisfaction of the Merger Control Clearance Condition;

(e)

subject to applicable Law and instructions of the relevant Governmental Authority, keep the Sellers’ Agent or the Sellers’ counsel regularly informed of the processing of the filings referred to above and in particular, if it becomes aware of anything that may reasonably be expected to result in the Merger Control Clearance being delayed or denied and promptly provide the Sellers’ Agent or the Sellers’ counsel with all non-privileged or non-commercially sensitive documents and information concerning the filings and any material communication exchanged with the relevant Governmental Authorities; and

(f)

give notice to the Sellers’ Agent or the Sellers’ counsel of the satisfaction of the Merger Control Clearance Condition mentioned in Clause 3.1 within two Business Days of its becoming aware of the same (including as the case may be a copy of the Merger Control Clearance decision).

Each Seller agrees, within the limits of its respective powers and at its sole cost and expense, to fully co-operate with the Buyer so that it and its advisers are promptly provided with such assistance and information and documentary material as may be reasonably necessary for the Buyer to make the relevant filings and obtain the Merger Control Clearance, and to promptly respond to any requests made of it by a relevant Governmental Authority.

3.4

Subject to the Sellers not being in breach of their material obligations under this Clause 3, this Agreement may be terminated by the Sellers’ Agent, at its sole discretion and at any time by giving a written notice to that effect to the Buyer, if the Merger Control Clearance Condition is not fulfilled by the Longstop Date.

3.5

Subject to the Buyer not being in breach of any of its material obligations under this Clause 3, this Agreement may be terminated by the Buyer at any time after the Second Longstop Date at the Buyer’s sole discretion by giving a written notice to that effect to the Sellers’ Agent.

3.6

Upon any termination of this Agreement pursuant to Clause 3.4, Clause 3.5 or Clause 5.7, all further obligations of the Parties hereunder, other than those set forth in Clauses 14, 15, 16, 18, 22, 25, 27.1, 28, 31 and 32, together with the provisions of Clause 1 and Schedule 1, shall terminate, provided further that nothing herein shall relieve any Party from liability for any breach of this Agreement occurring prior to the date of such termination (including, in particular, for breaches of this Agreement which would have caused the Merger Control Clearance Condition not to have been obtained or failure to comply with Clauses 5.3, 5.4 or 5.5).

4.	PURCHASE PRICE

4.1	The aggregate consideration for the sale and purchase of the Securities set forth in Clause 2 (the Purchase Price) shall be equal to the sum of:

(a)	EUR 2,245,073,562, and

(b)	the Total Daily Rate Amount ((a) and (b) collectively, the Pre-Leakage Purchase Price);

less

(c)	any amount of Leakage set out in the Pre-Completion Statement.

4.2

The allocation of the Purchase Price between the Securities as at the date hereof is set out in Schedule 7. The Pre-Completion Statement shall, as provided in Clause 5.2 below, set out, in particular, the allocation of the Purchase Price as at the Completion Date between the Sellers and between the different categories of Securities. The Buyer shall have no liability whatsoever in connection with the allocation of the Purchase Price among the Sellers or Securities as set forth in the Pre-Completion Statement or otherwise allocated by the Sellers amongst themselves and amongst the Securities.

5.	COMPLETION

5.1

Completion shall occur at the offices of the Notary at 9am on the tenth Business Day following the date on which the Merger Control Clearance Condition shall have been satisfied, or at such other location, time of day or date as the Buyer and the Sellers’ Agent may agree in writing. The date on which the Completion shall take place is referred to herein as the Completion Date.

5.2	Pre-Completion Statement

At least five Business Days prior to the Completion Date, the Sellers’ Agent shall prepare in good faith and deliver to the Buyer a statement (the Pre-Completion Statement) including:

(a)

any amount of Leakage known prior to Completion, specifying, in accordance with Clause 6.1, for each Seller having received directly or through any of its Affiliates any Leakage (or for whose benefit a Leakage has occurred) in the period prior to Completion, the aggregate amount of Leakage so received or benefits by it and its Affiliate(s);

(b)

the amount of the Purchase Price (taking into account any amount of Leakage referred to under paragraph (a) above) to be transferred by the Buyer on the Notary Bank Account in accordance with Clause 5.3 below;

(c)

the allocation of the Purchase Price (taking into account the Leakage each Seller has received (or for whose benefit a Leakage has occurred) directly or through any of its Affiliates) and the Pre-Leakage Purchase Price (which shall be allocated in the same manner as the Purchase Price but not taking into account the relevant Leakages) between the Sellers and between the different categories of Securities, which allocation shall be consistent with Schedule 7;

(d)

the amount to be distributed by the Notary to each Seller in accordance with Clause 5.4(e) (after deducting the Escrow Sum on a pro rata basis from the amounts allocated to the Direct Investors and the Private Investors (or to the Direct Investors Entity and/or the Private Investment Entity if the provisions of Clause 5.5 are implemented));

(e)	the amount of the Group Indebtedness;

(f)	the amount of any negative interest allocated to the Buyer pursuant to Clause 5.3 below, to be transferred by the Buyer on the Notary Bank Account in accordance with Clause 5.3 below; and

(g)	the amount of the Notary Costs and the bank account details of the Notary on which the Notary Costs shall be wired.

5.3

The Buyer shall procure that the Purchase Price and an amount equal to any negative interest that will accrue on the Purchase Price, as set forth in the Pre-Completion Statement shall have been transferred to, and received in, the Notary Bank Account at the latest one Business Day prior to the Completion Date, with reference to file number 0114317-0000003. The Parties shall instruct the Notary to release the Purchase Price in accordance with the Notary Letter. The Notary Letter will, inter alia, provide that up to the point in time at which the execution of the Notarial Deeds is completed pursuant to Clause 5.4(d)(i), the Notary shall hold such amounts for the benefit of the Buyer, and that upon execution of the Notarial Deeds, the Notary will hold an amount equal to the Purchase Price minus the Escrow Sum for the benefit of the Sellers, which will be deemed to constitute discharge in full of the Buyer’s obligation to pay the Purchase Price to the Sellers and will hold an amount equal to the Escrow Sum for the benefit of the Escrow Agent. The negative interest as accrues on the funds referred to above in the Notary Bank Account in the period up to the

Completion Date (inclusive) will be for the account of the Buyer provided that the cumulative amount of such negative interest for the account of the Buyer shall be not more than one day worth of negative interest on the basis that the Purchase Price is received on the Notary Bank Account one Business Day (and not more than one Business Day) prior to the Completion Date and the remaining negative interest shall be for the account of the Sellers.

5.4	On the Completion Date, subject to the fulfilment by the Buyer of the provisions of Clause 5.3 above:

(a)	the Sellers and the Company shall deliver or make available to the Buyer and the Notary:

(i)

a copy of the resolution of YM Coop approving or resolving to, as applicable, in accordance with the Company’s articles of association, (i) the appointment of the persons to be identified by the Buyer to the Sellers’ Agent in writing at least five Business Days prior to Completion as new supervisory board members of the Company in replacement of the resigning persons listed under Schedule 9, with effect as from Completion, and (ii) the discharge (kwijting) for proper performance of the duties of such resigning persons up to and including the Completion Date;

(ii)

a copy of the resolution of the supervisory board of the Company approving the contemplated amendment of the Company’s articles of association proposed by the Buyer to be effective immediately after Completion;

(iii)	the original shareholders’ register of the Company relating to the Company Shares;

(iv)	the original loan note register of the Company relating to the Loan Notes;

(v)

unconditional letters of resignation and discharge of all claims in favour of the relevant Group Company, the Direct Investors Entity or the Private Investment Entity executed by the persons listed under Schedule 9 from their offices as member of the management board or supervisory board of the Group Companies, with effect as from Completion Date and in the form set out in Schedule 10;

(vi)	copies of the convening letters sent to the shareholders of the Company for a general meeting of the shareholders of the Company to take place on the Completion Date, having as agenda:

(A)

the appointment of the persons identified by the Buyer to the Sellers’ Agent in writing at least five Business Days prior to Completion as new members of the management board of the Company in replacement of the resigning persons listed under Schedule 9 with effect from Completion; and

(B)	the discharge (kwijting) for proper performance of the duties of such resigning persons up to and including the Completion Date;

(vii)	each of the documents contemplated by Clause 7.6; and

(viii)	duly executed and, to the extent required by the Notary, apostilled powers of attorney to execute the relevant Notarial Deeds;

(b)	the Direct Investors and the Direct Investors Entity shall deliver or make available to the Buyer and the Notary:

(i)

a copy of the resolution of YM Coop approving or resolving to, as applicable, in accordance with the Direct Investors Entity’s articles of association, (i) the appointment of the person(s) to be identified by the Buyer to the Sellers’ Agent in writing at least five Business Days prior to Completion as new member(s) A of the management board of the Direct Investors Entity in replacement of the resigning member A of the management board of the Direct Investors Entity listed under Schedule 9 with effect as from Completion and (ii) the discharge (kwijting) for proper performance of the duties of such resigning person up to and including the Completion Date;

(ii)

a copy of a resolution of the management board of the Direct Investors Entity approving the new shareholder of the Direct Investors Entity, or, if Clause 5.5 applies, the transfer of the Company Total Securities that the Direct Investors Entity holds in the Company;

(iii)	the original shareholders’ register of the Direct Investors Entity relating to the DIE Securities;

(iv)	duly executed and, to the extent required by the Notary, apostilled powers of attorney to execute the relevant Notarial Deeds; and

(v)

copies of the convening letters sent to the shareholders of the Direct Investors Entity for a general meeting of the shareholders of the Direct Investors Entity to take place on the Completion Date, having as agenda:

(A)

the appointment of the person(s) identified by the Buyer to the Sellers’ Agent in writing at least five Business Days prior to Completion (except if Clause 5.5 applies, in which case, such person(s) will be identified by Direct Investor I) as new member(s) B of the management board of the Direct Investors Entity in replacement of the resigning member B of the management board of the Direct Investors Entity listed under Schedule 9 with effect from Completion; and

(B)	the discharge (kwijting) for proper performance of the duties of such resigning person up to and including the Completion Date;

(c)	the Private Investors and Private Investment Entity shall deliver or make available to the Buyer and the Notary:

(i)

a copy of the resolution of YM Coop approving or resolving to, as applicable, in accordance with the Private Investment Entity’s articles of association, (i) the appointment of the persons to be identified by the Buyer to the Sellers’ Agent in writing at least five Business Days prior to Completion as new member(s) A of the management board of the Private Investment Entity in replacement of the resigning member A of the management board of the Private Investment Entity listed under Schedule 9 with effect as from Completion and (ii) the discharge (kwijting) for proper performance of the duties of such resigning person up to and including the Completion Date;

(ii)

a copy of a resolution of the management board of the Private Investment Entity approving the new shareholder of the Private Investment Entity, or, if Clause 5.5 applies, the transfer of the Company Total Securities that the Private Investment Entity holds in the Company;

(iii)	the original shareholders’ register of the Private Investment Entity relating to the relevant PIE Securities;

(iv)	duly executed and, to the extent required by the Notary, apostilled powers of attorney to execute the relevant Notarial Deeds; and

(v)

copies of the convening letters sent to the shareholders of the Private Investment Entity for a general meeting of the shareholders of the Private Investment Entity to take place on the Completion Date, having as agenda:

(A)

the appointment of the person(s) identified by the Buyer to the Sellers’ Agent in writing at least five Business Days prior to Completion (except if Clause 5.5 applies, in which case, such person(s) will be identified by Direct Investor I) as new member(s) B of the management board of the Private Investments Entity in replacement of the resigning member B of the management board of the Private Investment Entity listed under Schedule 9 with effect from Completion; and

(B)	the discharge (kwijting) for proper performance of the duties of such resigning person up to and including the Completion Date;

(d)	the Parties shall:

(i)

sign or procure the signing of the Notarial Deeds that shall be executed by the Notary and the Sellers shall procure that the Company, the Direct Investors Entity and the Private Investment Entity shall acknowledge and take any necessary actions to cause the transfer to the Buyer of all Securities, and assist the Notary to promptly amend the shareholders’ registers of the Company, the Direct Investors Entity and the Private Investment Entity;

(ii)	procure that the Company issues a new certificate in accordance with the Loan Note Agreement to the Buyer as the new holder of the Loan Notes;

(iii)	register the transfer of the Company Shares comprised in the Securities to the Buyer in the shareholder register of the Company;

(iv)	register the transfer of the DIE Securities to the Buyer in the shareholder register of the Direct Investors Entity;

(v)	register the transfer of the relevant PIE Securities to the Buyer in the shareholder register of the Private Investment Entity;

(vi)	provide a duly executed and, to the extent required by the Notary, apostilled power of attorney to execute the Notarial Deeds to the Notary; and

(vii)	register the transfer of the Loan Notes to the Buyer in the loan note register of the Company;

(e)	the Notary shall:

(i)	distribute the amount payable to each Seller in accordance with the Notary Letter and as set forth in the Pre-Completion Statement;

(ii)	distribute the Escrow Sum to the Escrow Agent in accordance with the Notary Letter; and

(iii)	distribute an amount equal to the WHT Amount to the Private Investment Entity;

(f)	the Buyer shall:

(i)

(A) pay, on behalf of the Group, or (B) procure that the relevant members of the Group repay with funds made available by the Buyer, the Group Indebtedness by one or more wire transfers of immediately available funds; and

(ii)

deliver to each member of the board of directors or other corporate body of the Group Companies listed under Schedule 9 and resigning on the Completion Date a certificate confirming the covenants and terms set forth under Clause 12, in the form attached under Schedule 11, and

(g)	the Sellers shall deliver to the Buyer evidence reasonably satisfactory to the Buyer of the Sellers’ having complied with their obligations set out in Clause 7.8 and Clause 28.2.

The payments referred to in this Clause 5.4 shall be made in immediately available funds to the bank accounts referred to in the Pre-Completion Statement with value date as at the Completion Date.

5.5

In the event that any Direct Investor or any Private Investor fails to deliver an executed power of attorney to execute a Notarial Deed by the fifth Business Day prior to the Completion Date (or it otherwise becomes clear to the Direct Investor I and the Buyer (each acting reasonably) as of such date that any such Direct Investor or any Private Investor would be unable to transfer any of its PIE Shares or DIE Shares to the Buyer at Completion due to such person’s bankruptcy, incapacity or any other reason), then the Direct Investors Entity or the Private Investment Entity, as the case may be, shall, unless otherwise agreed with the Buyer (acting reasonably), at Completion transfer all the Company Total Securities it holds to the Buyer free from any Encumbrance and together with all rights attached thereto, including the right to receive any dividends and interest relating to such Company Total Securities declared or accrued at any time on or after the Locked Box Date and the Buyer shall acquire all such Company Total Securities held by the Direct Investors Entity or the Private Investment Entity, as applicable, in which case:

(a)

if the Direct Investors Entity is transferring its Company Total Securities, none of the Direct Investors will be entitled to sell and transfer any of their DIE Securities to the Buyer and the Buyer shall not be entitled nor required to purchase and acquire any DIE Securities (if applicable);

(b)

if the Private Investment Entity is transferring its Company Total Securities, none of the Private Investors will be entitled to sell and transfer any of their PIE Securities to the Buyer and the Buyer shall not be entitled nor required to purchase and acquire any PIE Securities (if applicable);

(c)

the Pre-Completion Statement shall reflect the transfer by the Direct Investors Entity or the Private Investment Entity, as applicable, of all the Company Total Securities it holds to the Buyer, whereby the Purchase Price that would otherwise be allocated to the Direct Investors or the Private Investors, as applicable, shall be allocated to the Direct Investors Entity or the Private Investment Entity, as appropriate, and the Escrow Sum shall be deducted from the Purchase Price allocated to such Entity, as appropriate;

(d)	the Direct Investors Entity or the Private Investment Entity, as applicable, shall transfer all the Company Total Securities it holds to the Buyer and the Buyer shall acquire such

Company Total Securities from the Direct Investors Entity or the Private Investment Entity at Completion through the execution of the Notarial Deeds before the Notary;

(e)	Clauses 5.4(b)(i) and (iii), 5.4(c)(i) and (iii), 5.4(d)(iv) and 5.4(d)(v) (as appropriate) shall not be applicable;

(f)

the Direct Investors or the Private Investors, as applicable, shall no longer be required to sell and transfer to the Buyer their DIE Securities or PIE Securities (as applicable) and will no longer be bound by the undertakings and warranties given in Clause 6.1, with respect to such DIE Securities or the PIE Securities, provided that the Direct Investors and the Private Investors shall remain in any event bound by the undertakings and warranties set forth in Clauses 6.1 (in respect only of, as the case may be, any Company Total Securities held by the Direct Investors or the Private Investors as at the Completion Date), 7, 8, 12 to 31;

(g)

the Direct Investors Entity or the Private Investment Entity, as applicable, shall be deemed, automatically and without any formalities, to have acceded to the Agreement as a Seller and to be bound by, and required to comply with, all obligations of a Seller herein (including, in particular and subject to the terms and conditions set forth herein, the obligation to sell all the Company Total Securities it will hold on the Completion Date to the Buyer and comply with the provisions of Clause 6.1), deemed to have made all representations and warranties of a Seller set out in Clause 9 and the Company Total Securities held by the Direct Investors Entity or the Private Investment Entity (as applicable) shall form part of the Company Securities;

(h)

upon the occurrence of any such event, each Direct Investor or Private Investor, as applicable, waives any and all rights it has against the Buyer, the Notary and or any of its Affiliates under this Agreement relating to the DIE Securities or the PIE Securities, respectively, their portion of the Purchase Price relating to such DIE Securities or PIE Securities and releases the Buyer and the Notary of all obligations related thereto; and

(i)

the Buyer shall have no obligation to cause the Direct Investors Entity or the Private Investment Entity, as applicable, to take any action pursuant to this Agreement after Completion, in particular any action contemplated by Clause 8.

5.6

All matters at the Completion will be considered to take place simultaneously, and no delivery of any document will be deemed complete until all transactions and deliveries of documents required by this Agreement are completed, and title to the Securities shall not be transferred and the Buyer shall have no property rights or interest in the Securities unless and until the Completion actually takes place.

5.7

If any of the Sellers or the Buyer fails to comply with any obligation in Clauses 5.3, 5.4 or 5.5 (except if any Direct Investor or Private Investor fails to deliver any of its DIE Securities or PIE Securities, as applicable, to the Buyer, in which case the provisions of Clause 5.5 shall apply), the Sellers’ Agent, in the case of non-compliance by the Buyer, or the Buyer, in the case of non-compliance by any of the Sellers, shall be entitled (without prejudice to the right to claim damages or other compensation) by written notice to the other:

(a)

to fix a new date for Completion (being not more than five (5) Business Days after the initially agreed date for Completion) in which case the provisions of Clauses 5.3, 5.4 and 5.5 shall apply to Completion as so deferred (and the Longstop Date shall be extended by up to such five (5) Business Day period, to the extent necessary) but provided such deferral may only occur twice;

(b)	if Completion has already been deferred twice pursuant to Clause 5.7(a) by such person, to terminate this Agreement, in which case Clause 3.6 shall apply; or

(c)	to effect Completion so far as practicable having regard to the defaults which have occurred.

6.	RESTRICTED PAYMENTS

6.1	Group Companies, Direct Investors Entity and Private Investment Entity

Each Seller severally but not jointly (in respect of itself, himself or herself and its, his or her Affiliates only and not in respect of any other Seller or its, his or her Affiliates) (i) undertakes and warrants to the Buyer that during the period from the Locked Box Date to the date hereof, and (ii) shall undertake and warrant to the Buyer that during the period from the date hereof until Completion Date, except in any event (A) as set forth in Schedule 12, (B) consented to in writing by the Buyer (C) as set forth in Clause 2.4 or (D) for any Management Permitted Payments:

(a)

no payment has been made or will be made (or future benefits granted) or assets or rights transferred by any Group Company, the Direct Investors Entity or the Private Investment Entity to or for the benefit of any Seller or any Affiliate of any Seller;

(b)

no management, service or similar fee has been or will be charged by any Seller or by any Affiliate of a Seller to any Group Company, the Direct Investors Entity or the Private Investment Entity and there has not been and will not be a payment of any management, service or similar fee from any Group Company, the Direct Investors Entity or the Private Investment Entity to any Seller or to any Affiliate of a Seller;

(c)

no payment has been or will be made (whether in cash or in kind) by any Group Company, the Direct Investors Entity or the Private Investment Entity to or for the benefit of any Seller or any Affiliate of a Seller in respect of any share capital or other securities of any Group Company, the Direct Investors Entity or the Private Investment Entity being issued, redeemed, purchased or repaid, or any other return of capital;

(d)

no dividend or other distribution (whether in cash or otherwise) has been or will be declared, paid or made by any Group Company, the Direct Investors Entity or the Private Investment Entity to or for the benefit of any Seller or to any Affiliate of a Seller;

(e)

there has been and will be no creation, issue or allotment of any share or loan capital of any Group Company, the Direct Investors Entity or the Private Investment Entity in favour of any Seller or any Affiliate of any Seller;

(f)

no amount in respect of any shareholder’s loan (including, for the avoidance of doubt, the Loan Notes) has been or will be (i) paid by any Group Company, the Direct Investors Entity or the Private Investment Entity to, or (ii) except with respect to the Loan Notes, accrued for the benefit of, any Seller or to any Affiliate of a Seller;

(g)

no waiver, discount or release (whether in whole or in part) by any Group Company, the Direct Investors Entity or the Private Investment Entity of any amount due to that Entity by any Seller or any Affiliate of any Seller has been or will be made;

(h)

no liability has been or will be assumed (or paid) by any Group Company, the Direct Investors Entity or the Private Investment Entity on behalf or in favour of any Seller or of any Affiliate of a Seller and no Encumbrance has been or will be created over any assets of any Group Company, the Direct Investors Entity or the Private Investment Entity in connection with any liability of any Seller or of any Affiliate of a Seller;

(i)

no payment has been or will be made by any Group Company, the Direct Investors Entity or the Private Investment Entity with respect to, and no obligation has been or will be incurred by such Entity to pay or incur, any costs, professional fees, expenses or transaction bonuses to any person (including any consulting, advisory, management fee charge or commission) in connection with the transactions contemplated by this Agreement or as a result of Completion or any disposal of the Securities, including any costs, professional fees and expenses relating to any preparatory work carried out on behalf of any Seller or any Affiliate of any Seller; and

(j)	no Group Company, the Direct Investors Entity or the Private Investment Entity has agreed or will agree to do any of the things set out in paragraphs (a) to (i) above,

(the matters referred to above, in each case minus (A) in respect of each Leakage item, any value added tax (or its equivalent in any jurisdiction) recoverable by the relevant Entity as well as any Tax Benefit relating to such Leakage, plus (B) any Tax or amount on account of Tax payable or arising in respect of, in relation to or in connection with any of these items, are collectively, the Leakage).

6.2

If, after Completion, the Buyer becomes aware of any Leakage it may notify the Sellers’ Agent (in writing) of such Leakage (a Leakage Notice) setting out (i) the nature of the Leakage in reasonable detail; (ii) the relevant sub-clause(s) of Clause 6.1 under which the Leakage arises; (iii) the amount which would be necessary to put the relevant Group Company, the Direct Investors Entity or the Private Investment Entity into the financial position it would have been in had there been no Leakage (the Leakage Amount), or if such amount is not known, a reasonable estimate of the Leakage Amount; and (iv) if any calculation is relevant, the Buyer’s calculation of such Leakage Amount. If the Sellers’ Agent does not dispute the Leakage Amount within twenty (20) Business Days after receipt of the Leakage Notice, the Sellers shall be deemed to have agreed the relevant Leakage Amount included in the Leakage Notice. Any Leakage Notice given after Completion must be made by the later of (a) 1 March 2018 and (b) six months after the Completion Date. For the avoidance of doubt, the Sellers shall not be liable to reimburse the Buyer in respect of any Leakage notified after the expiry of the period outlined in the immediately preceding sentence.

6.3

If the Sellers’ Agent intends to dispute any Leakage Amount included in any Leakage Notice it shall give notice in writing of such fact to the Buyer within twenty (20) Business Days of receipt of the Leakage Notice specifying which matters are in dispute (a Leakage Dispute Notice). To the extent that the Sellers’ Agent and the Buyer cannot reach agreement on the relevant Leakage Amount within fifteen (15) Business Days after service of such Leakage Dispute Notice (the Leakage Agreement Period), the Buyer or the Sellers’ Agent may refer the dispute to such person at an independent firm of chartered accountants of international repute as the Buyer and the Sellers’ Agent may agree or, failing such person accepting such appointment or such agreement within five (5) Business Days after the last day of the Leakage Agreement Period, to such person as the President for the time being of the Dutch Institute of Chartered Accountants (Nederlandse Beroepsorganisatie van Accountants (NBA)) or its successor organisation, nominate (the Expert). Such referral shall be on the basis that the Expert is to make a decision on the dispute and notify the Buyer and the Seller of its decision within ten (10) Business Days of receiving the reference or such longer reasonable period as the Expert may determine.

6.4

Each Party shall bear its own costs with respect to the review, agreement or determination of any Leakage Amount. The costs of the Expert shall be borne by the Parties as set out in Clause 6.5(d) below.

6.5	In relation to any reference to the Expert in accordance with Clause 6.3 above:

(a)	the Expert shall act as an expert and not as an arbitrator and shall determine the dispute by means of expert determination (bindend advies);

(b)

the Expert shall be directed to determine any dispute by reference to the accounting policies and principles that were used for the purposes of preparing the Accounts, the Direct Investors Entity Accounts and the Private Investment Entity Accounts (each as defined in the Warranty Agreement);

(c)	the decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the Buyer and the Sellers;

(d)	the costs of the Expert shall be paid half by the Buyer and half by the Sellers that received (or benefited from) the relevant Leakage or as otherwise determined by the Expert; and

(e)

each of the Buyer and the relevant Sellers shall respectively provide to the Expert or procure the provision to the Expert of all such information as the Expert may reasonably request in order to make a decision on the dispute referred to it pursuant to Clause 6.3.

6.6

If any Leakage Amount has been agreed or determined before Completion, it shall be included in the Pre-Completion Statement in accordance with Clause 5.2(a). If any Leakage Amount is agreed or determined after Completion, the relevant Seller(s) shall as an exclusive remedy pay to the Buyer within five (5) Business Days following the date of such agreement or determination, an amount equal to such Leakage Amount. Any amount payable by the Sellers under this Clause 6 shall be deemed so far as possible to constitute a reduction of the Purchase Price.

6.7	Affiliates

For the purposes of this Clause 6, the term Affiliate shall not include any Group Company.

7.	PRE-COMPLETION UNDERTAKINGS

7.1

During the period from the date hereof to the Completion Date, except as may be consented to in writing by the Buyer (which consent shall not be unreasonably withheld or delayed, having due consideration for the interests of the Group Companies), (A) the Sellers will, within the limits of their respective powers, prevent each of the Group Companies, (B) the Direct Investors and YM Coop as holder of the DIE Special Share will, within the limits of their respective powers, prevent the Direct Investors Entity and (C) the Private Investors and YM Coop as holder of the PIE Special Share will, within the limits of their respective powers, prevent the Private Investment Entity, from (as applicable):

(a)	operating the business of each relevant Entity other than in the ordinary course of business, consistent with past practices and in compliance with applicable Laws;

(b)	amending or replacing its Organisational Documents;

(c)

other than in accordance with Clause 2.4, altering its issued share capital or declaring, setting aside, making or paying any dividend (whether interim or final) or other distribution of profit or reserves or in respect of its share capital (in cash or otherwise), or purchasing or redeeming any shares in its share capital;

(d)

creating, issuing or selling (or agreeing to create, issue or sell) any shares in its share capital or any options, warrants or other rights to purchase or subscribe to any such shares or any shares convertible into, exchangeable for, or otherwise giving access to such shares;

(e)	incurring any indebtedness for borrowed money (including under financial leases or through the issuance of debt securities) or guaranteeing any indebtedness of any other person;

(f)	acquiring or disposing of, or agreeing to acquire or dispose of, or incur any Encumbrance with respect to an asset at a cost of (or with a value of) EUR 500,000 or more;

(g)	agreeing to assume or incur, a liability, obligation or expense in excess of EUR 500,000;

(h)	factoring, selling or agreeing to sell any debt;

(i)	making, or agreeing to make, individual items of capital expenditure or entering into a lease agreement for real property in each case with value in excess of EUR 500,000;

(j)

granting or otherwise promising any golden parachutes or similar remuneration including severance payments, stock options (or similar scheme), benefits, pension provision or a bonus, to or in respect of any manager or director of such Entity receiving a gross consideration of more than EUR 200,000 per annum, in the event of (A) a change of control in such Entity or (B) the (forced) resignation, leaving office or retirement of such manager or director;

(k)	(i) terminating the employment of any Key Employee (as defined in the Warranty Agreement) other than for just cause or (ii) employing any additional person who would replace a Key Employee;

(l)

entering, terminating or amending any contract or any decision likely to impact 5% or more of the revenue, EBITDA, EBIT or capex of the Group calculated based on the Accounts (as defined in the Warranty Agreement) (unless agreed in the Group’s annual business plan, a copy of which is set forth in the financial vendor due diligence report dated 25 April 2017 prepared by Eight Advisory in relation to “Project Manta Ray” in folder 14.5 of the Data Room);

(m)

making any loan to any person that is not a Group Company, excluding payment terms granted to clients and the advances made to employees in each case in the ordinary course of business and subject to standard market terms;

(n)	making any material change in such Entity’s financial accounting principles or methods other than as required by Law including any change to the accounting reference date of such Entity;

(o)

(i) making, changing or rescinding any material Tax election; (ii) filing any Tax Return (as defined in the Warranty Agreement) outside the ordinary course of business with respect to any material Tax without the consent of the Buyer; (iii) changing any annual Tax accounting period or adopting or changing any method of Tax accounting, including a deviation from the principles consistently applied and the courses of action consistently followed in the last three (3) years in respect of the determination of the profit or the valuation of assets and liabilities for Tax purposes of such Entity; (iv) entering into any settlement or compromise of any material Tax liability, agreeing to any adjustment of any material Tax attribute, surrendering any right or claim to a material refund of Taxes or (deciding to) take any actions which may prejudice or otherwise cause an adverse change in the Tax position of such Entity, other than the Tax ruling currently pending with the Dutch Tax Authority regarding the corporate income tax fiscal unity of the Company; (v) entering into any agreement with any Tax authority relating to any material Tax liability or that could bind such Entity after Completion, or filing any request for rulings or special Tax incentives with any Tax authority; or (vi) giving or requesting any waiver or extension of a statute of limitation with respect to a material Tax Return;

(p)

initiating or settling any litigation or dispute (i) which is likely to result in a payment to or by a Group Company, the Direct Investors Entity or the Private Investment Entity of EUR 500,000 or more, (ii) which is otherwise material to the Group (taken as a whole), (iii) that relates to material Intellectual Property (as defined in the Warranty Agreement) or (iv) that includes an admission of guilt, breach or violation of Law;

(q)

liquidating or effecting any liquidation proceedings of such Entity or disposing of any shares in such Entity or incorporate any new legal entity, or effect a merger, de-merger, acquisition, reorganisation and consolidation;

(r)

amending or waiving the terms of the Existing Facilities Agreements other than those amendments or waivers of a non-material nature or prepay or repay any indebtedness which would or may give rise to prepayment or repayment charges, fees, costs or penalties;

(s)	entering into any joint venture agreement;

(t)

entering into any contract or dealing with, or providing any goods, services, or technology to, any person to the extent that such contract, dealing, or provision of goods, services, or technology, to the knowledge of any Group Company, the Direct Investors Entity or the Private Investment Entity, is prohibited (or would be prohibited, following the completion of the transactions contemplated by this Agreement) by any economic sanctions as administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and as applicable to such Entity;

(u)	making any political contribution (with no materiality threshold applicable) or any other donation for an aggregate amount of EUR 100,000 or more;

(v)	allowing any insurance to lapse or doing anything to make any policy of insurance void or voidable;

(w)

waiving, abandoning, allowing to lapse, failing to renew (including failing to pay renewal fees) or disposing of (i) any Intellectual Property applications or registrations, except for abandonments and lapses in the ordinary course of business consistent with past practice in prosecuting Intellectual Property applications and in abandoning or allowing to lapse registrations of de minimis value, or (ii) abandoning, allowing to lapse or otherwise disposing of any other Intellectual Property, except for assignments, abandonments and lapses in the ordinary course of business consistent with past practice with respect to Intellectual Property of de minimis value to the business of the Group Companies;

(x)

licensing out, assigning, granting access to, imposing a lien on or otherwise transferring or encumbering Intellectual Property, other than (i) nonexclusive licenses in the ordinary course of business consistent with past practice to customers of the Group Companies for use of Company Group products and services and to consultants, service providers and other vendors solely to provide services to the Company Group; and (ii) assignment, transfer or licensing exclusive rights to bespoke developments of Intellectual Property to customers consistent with past practice and where such bespoke developments are not otherwise used or reasonably expected to be used by the Group Companies in the conduct of their business;

(y)

including any open source software or data in any products or services of the Company (except pursuant to such licenses with broadly permissive terms that impose no substantive obligations on the licensee, such as the Apache License), or subjecting any Intellectual Property to open source license terms;

(z)

entering into or amending any contract so as to impose any obligations on Buyer or its Affiliates (excluding the Group, the Direct Investors Entity and the Private Investment Entity ) or their Intellectual Property or other assets upon consummation of the transactions contemplated by this Agreement;

(aa)	making any substantive adverse changes to privacy/data protection and cybersecurity policies, practices and measure;

(bb)	surrendering, varying or limiting any Permit (as defined in the Warranty Agreement); or

(cc)	committing in writing to take any of the actions set forth in the foregoing subsections (a) through (bb).

7.2

For the purposes of granting any written consents which may be requested by the Sellers’ Agent or a Group Company in writing pursuant to Clause 7.1, the Buyer hereby designates David Platt and Richard Steele with immediate effect and represents and warrants to, and agrees with, the Sellers that David Platt and Richard Steele shall have full capacity and right to give any such consents on behalf of the Buyer during the term of this Agreement. At any time and from time to time, the Buyer shall have the right to replace its representative designated pursuant to the preceding sentence by giving written notice of such new designation to the Sellers’ Agent. As soon as reasonably practicable and, in any event, within five Business Days as from the receipt of any reasonably detailed written request for consent from the Sellers’ Agent or any of the Group Companies, the Buyer, acting reasonably and with due consideration for the interests of the Group Companies shall have the right to notify the Sellers’ Agent in writing that it objects to the proposed action (which notice of objection shall indicate its reasons for so objecting). If the Buyer has not notified the Sellers’ Agent in writing of its objection to a proposed action within such period of five Business Days, the Buyer shall be deemed to have consented to such proposed action.

7.3	Nothing in Clause 7.1 shall operate to restrict or prevent:

(a)

any commercially reasonable action undertaken by any Group Company, the Direct Investors Entity or the Private Investment Entity in an emergency or critical situation with the intention of minimising any adverse effect thereof, provided that the Buyer is informed as soon as reasonably practicable of any action so undertaken;

(b)

the completion or performance of any obligation required to be undertaken pursuant to any agreement entered into by any Group Company, the Direct Investors Entity or the Private Investment Entity prior to the date of this Agreement and disclosed to the Buyer in the Data Room in accordance with the terms of such agreement;

(c)

any act or conduct which any Group Company, the Direct Investors Entity or the Private Investment Entity is required to take, or omit to take, as a result of, or in order to comply with, applicable Laws; and

(d)	any action required by this Agreement.

7.4

At the Buyer’s sole cost and expense and subject to applicable Law, the Company, the Direct Investors Entity and the Private Investment Entity shall provide the Buyer with such information regarding the Group, the Direct Investors Entity and the Private Investment Entity and assistance of employees of the Group during normal business hours on any Business Day as the Buyer may reasonably request in order to (i) fulfil Buyer’s obligation to consummate the transactions contemplated in this Agreement, and (ii) to comply with the Buyer’s obligations under this Agreement and to comply with, and prepare to comply with, the legal obligations applicable to it and its Affiliates following Completion (including in Buyer’s preparation and planning for consolidation of the Group’s financial results into the Buyer’s and its Affiliates’ accounts).

7.5

At the Buyer’s sole cost and expense and subject to applicable Law, the Company, the Direct Investors Entity and the Private Investment Entity shall cooperate with the Buyer and provide the Buyer with such information as the Buyer may reasonably request (including information required by the Buyer or its Affiliates to issue securities pursuant to an offering under Rule 144A promulgated under the U.S. Securities Act of 1933) in connection with the arrangement of any financing (including the Financing Agreement and any offering of debt, equity or equity-linked securities) that the Buyer or its Affiliates may enter into with respect to the transactions contemplated by this Agreement, including acquisition of the Securities and any securities regulatory filings related thereto. For the avoidance of doubt, obtaining any such financing is not a condition to Completion.

7.6	On or prior to the Completion Date, the Sellers, within limits of their respective powers, and the Group Companies shall deliver to the Buyer:

(a)

one or more executed payoff letters in customary form (each a Payoff Letter) with respect to each of the Existing Facilities Agreements indicating the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs, fees, expenses and any other monetary obligations then due and payable under each such Existing Facilities Agreement as of the anticipated Completion Date (and, to the extent that the agent under the Existing Facilities Agreement agrees to include such amount, the daily accrual thereafter) (the Payoff Amount) and (ii) stating that upon receipt of the Payoff Amount under such Payoff Letter, such Existing Facilities Agreement and all related facility documents shall be terminated; and

(b)

customary executed security release letters or agreements with respect to all Encumbrances relating to the assets and properties of the Group Companies securing the obligations under the Existing Facilities Agreements stating that all such Encumbrances shall be unconditionally and irrevocably, released and terminated upon the payment of the Payoff Amount (or evidence that arrangements have been entered into such that such release letters or agreements will be released to the Group Companies upon receipt of the Payoff Amount).

7.7

In relation to the Senior Facilities Agreement, the Sellers, within limits of their respective powers, shall cause the relevant Group Company to reduce the first interest payment period which commences after the date of this Agreement (and each subsequent interest payment period) to a period of not more than one (1) month.

7.8

Prior to the Completion Date, the Sellers, within limits of their respective powers, shall cause the Group Companies, the Direct Investors Entity and the Private Investment Entity to terminate, with no further liability to the Group, the Direct Investors Entity or the Private Investment Entity, (i) all agreements of the Group, the Direct Investors Entity or the Private Investment Entity with any person located in Iran, including all arrangements summarized in the legal memorandum dated 19 April 2017 prepared by Allen & Overy LLP and Homburger AG in relation to “Project Manta Ray”, (ii) all Related Party Agreements and (iii) if the provisions of Clause 5.5 are not implemented, the PPAA Amendment Agreement. For the avoidance of doubt, any loss of revenue suffered by the Group as a result of the termination of the agreements with any persons located in Iran shall not have any effect on the Purchase Price.

7.9

After the date of this Agreement and prior to Completion, the Buyer may at any time or from time to time, deliver a written notice to the Sellers’ Agent requesting that the Group Companies, the Direct Investors Entity or the Private Investment Entity identified in such notice (i) procure such insurance coverage or (ii) implement such data back-up systems, in each case of (i) and (ii) as is specified in such notice. Upon receipt of such notice, the Sellers shall cause the relevant Entity to promptly obtain such insurance coverage or implement such data back-up systems in each case at the sole cost and expense of the Buyer. The relevant Entity shall be the sole owner and beneficiary of any relevant insurance policy or data back-up system obtained pursuant to this Clause 7.9 and shall have full control over such data back-up system.

8.	POST COMPLETION UNDERTAKINGS OF THE PARTIES

8.1

After Completion and in each case at the relevant Seller’s sole cost and expense, the Buyer shall grant to the Sellers’ Agent, and shall procure that the Group Companies, the Direct Investors Entity and the Private Investment Entity grant to the Sellers’ Agent, reasonable co-operation, access (including the right to take copies at the own costs of the requiring Party), and staff assistance, as needed, during normal business hours on any Business Day, to the extent it will not interfere with the normal operations of such Entity and upon reasonable notice, with respect to the pre-Completion management of the Group Companies, the Direct Investors Entity and the Private Investment Entity and to the pre-Completion books of account, books, records, accounts, other financial data, or records relating to the business, employees, tax matters or operations of the Group relating to the Group Companies, the Direct Investors Entity and the Private Investment Entity (the Records), as may be necessary for any Seller (a) to prepare its tax returns and financial statements or (b) to manage and handle its tax or social security audits or investigations in each case by any Governmental Authority or (c) to defend against any claim or proceeding related to the matters covered by this Agreement.

8.2

The undertakings contained in Clause 8.1 above will survive until the later of (a) the expiry of a period of four years from the Completion Date (plus any additional time during which there is an ongoing tax or social security (or equivalent) audit by a Governmental Authority with respect to periods prior to the Completion Date) or (b) the expiry of the applicable statutory period to retain the Records.

8.3

The Buyer (on its behalf and on behalf of the Group Companies, the Direct Investors Entity and the Private Investment Entity) agrees to keep the Records reasonably accessible, and not to destroy or otherwise dispose of the Records (and any copies of the Records) for the duration provided for under Clause 8.2 above without the prior written consent of the Sellers’ Agent (which shall have the opportunity to remove and retain any of the Records designated for destruction or disposition by the Buyer at its own costs).

8.4	WHT Amount

(a)

Within ten days after Completion, the Sellers’ Agent shall prepare, at its own expense, and deliver to the Buyer draft dividend withholding tax returns in connection with the transfer of the Slaine Shares and the Sørensen Shares from Messrs Slaine and Sørensen to the Private Investment Entity as envisaged by Clause 2.4. The Sellers’ Agent shall incorporate any reasonable comments to such tax returns provided by the Buyer within fifteen days after the Buyer’s receipt thereof.

(b)

The Private Investment Entity shall, ultimately within one month after the transfer of the Slaine Shares and the Sørensen Shares from Messrs Slaine and Sørensen to the Private Investment Entity as envisaged by Clause 2.4, (A) file with the Dutch tax authority the dividend withholding tax returns prepared by the Seller in accordance with Clause 8.4(a) and (B) pay to the Dutch tax authority the WHT Amount due in connection with such transfer.

9.	WARRANTIES OF THE SELLERS

9.1

Each Seller severally but not jointly (in respect of itself, himself or herself only and not in respect of any other Seller) hereby represents and warrants to the Buyer, it being however specified and agreed that the representations and warranties set forth in Clause 9.1(i) are given by the Direct Investors only and that the representations and warranties set forth in Clause 9.1(j) are given by the Private Investors only, as follows:

(a)	Corporate Organisation

To the extent that such Seller is not an individual, it is validly organised and existing.

(b)	Authorisation and Validity

(i)

It, he or she has all requisite power and authority to enter into the Agreement and any other documents to be entered into pursuant to the Agreement and to perform its, his or her obligations hereunder and thereunder.

(ii)

To the extent that such Seller is not an individual, the execution and delivery of the Agreement and the performance of the transactions contemplated hereby have been duly authorised by all necessary corporate bodies of such Seller.

(iii)	This Agreement has been duly executed by it, he or she and constitutes a valid and binding agreement, enforceable against it, he or she in accordance with the terms hereof.

(c)	No insolvency

To the extent that such Seller is not an individual, it is not subject to any Insolvency Proceedings, and to the extent such Seller is an individual, he or she is not subject to any bankruptcy proceedings in any jurisdiction.

(d)	No Conflict or Violation

The performance of the transactions contemplated herein will not (i) breach, violate or conflict with the Organisational Documents of such Seller (to the extent that such Seller is not an individual) or (ii) breach, violate or constitute a default under any material contract to which such Seller is a party or by which its, his or her assets or property are bound or any Law or any judicial or arbitral proceedings which is applicable to, or involves, such Seller.

(e)	No Governmental Approval

Except for (i) such consent or authorisation of, permit from, or declaration, filing or registration with any Governmental Authority the absence of which would not prevent the consummation of the sale of the Securities and (ii) filing, consent or authorisation required pursuant to Merger Control Regulations, no consent or authorisation of, permit from, or declaration, filing or registration with any Governmental Authority is required to be made or obtained by such Seller prior to Completion in connection with the entering into this Agreement and the consummation of the sale of the Securities.

(f)	Third Party Consents

Except for filing, consent or authorization required pursuant to the Merger Control Regulations, no third party consents are required to be made or obtained by such Seller in connection with the execution and delivery of this Agreement, or the performance by such Seller of any of the transactions contemplated herein.

(g)	Ownership of the Securities

It, he or she is the sole legal and beneficial owner and the valid holder of the Securities that it, he or she has agreed to sell and transfer to the Buyer at Completion. Such Securities will, on the Completion Date, be free from any Encumbrance (other than as provided for, as the case may be, in the articles of association of the Company or the Direct Investors Entity or the Private Investment Entity, it being specified that, at Completion, such provisions will have been duly complied with or waived, as the case may be, in order to permit the sale and transfer of the Securities as contemplated herein). On the Completion Date, such Seller shall be entitled to sell and transfer the full legal and beneficial ownership of such Securities to the Buyer on the terms set out in this Agreement.

(h)	The Company

(i)	The Company is a besloten vennootschap met beperkte aansprakelijkheid duly incorporated and validly existing under the laws of the Netherlands.

(ii)	There are no securities issued by the Company other than the Company Total Securities. No depository receipts have been issued in respect of the Company Shares.

(iii)	The Company is not subject to any Insolvency Proceedings.

(i)	The Direct Investors Entity

(i)	The Direct Investors Entity is a besloten vennootschap met beperkte aansprakelijkheid duly incorporated and validly existing under the laws of the Netherlands.

(ii)	There are no securities issued by the Direct Investors Entity other than the DIE Securities. No depository receipts have been issued in respect of the DIE Securities.

(iii)	The Direct Investors Entity is not subject to any Insolvency Proceedings.

(iv)	The Direct Investors Entity was established for the sole purpose of holding securities in the Company and, since its establishment, has not engaged in any other business.

(v)	The Direct Investors Entity does not hold any assets or properties other than securities in the Company.

(j)	The Private Investment Entity

(i)	The Private Investment Entity is a besloten vennootschap met beperkte aansprakelijkheid duly incorporated and validly existing under the laws of the Netherlands.

(ii)	There are no securities issued by the Private Investment Entity other than the PIE Securities. No depository receipts have been issued in respect of the PIE Securities.

(iii)	The Private Investment Entity is not subject to any Insolvency Proceedings.

(iv)	The Private Investment Entity was established for the sole purpose of holding securities in the Company and, since its establishment, has not engaged in any other business.

(v)

The Private Investment Entity does not hold any assets or properties other than securities in the Company and, after the transfer of the PIE Shares by Mr Slaine and Mr Sørensen as envisaged by Clause 2.4, such PIE Shares.

(vi)

After the transfer of the Slaine Shares and the Sørensen Shares by Mr Slaine and Mr Sørensen as envisaged by Clause 2.4, the Private Investment Entity shall be the sole legal and beneficial owner and the valid holder of the Slaine Shares and the Sørensen Shares. The Slaine Shares and the Sørensen Shares will, on the Completion Date, be free from any Encumbrance.

(k)	Group Companies

(i)

The Company owns 100% of the securities issued by Yellow Maple II B.V., which in turn, owns 100% of the securities issued by Yellow Maple Holding B.V., which in turn, owns 100% of the securities issued by Bureau van Dijk Electronic Publishing B.V., which in each case, will be free and clear of all Encumbrances (other than as provided for, as the case may be, in the articles of association that are Disclosed in the Data Room) as at the Completion Date, other than any Encumbrances that may exist pursuant to the Existing Facilities Agreement provided that such Encumbrances would be removed upon repayment of the Group Indebtedness in accordance with the Payoff Letter.

(ii)	No Group Company is subject to any Insolvency Proceedings.

(l)	Related party agreements

Other than (a) the agreements Disclosed (as defined in the Warranty Agreement) in folders 6.6 and 6.7 of the Data Room, (b) any customer agreements between, on the one hand, any Group Company (as supplier) and, on the other hand, any Seller and/or any Affiliate of that Seller (as a user of the products or services of the Group) entered into in the ordinary course of business of the Group and on arms’ length terms, (c) this Agreement and any ancillary agreements (including the PPAA Amendment Agreement), (d) agreements solely between Group Companies, and (e) the employment, service or consultancy agreements or engagement letters existing on the date of this Agreement between, on the one hand, any Seller or any Affiliate of that Seller and, on the other hand, any Group Company, the Direct Investors Entity or the Private Investment Entity that form the basis of the Management Permitted Payments, there are no agreements between, on the one hand, any Seller or any Affiliate of that Seller and, on the other hand, any Group Company, the Direct Investors Entity or the Private Investment Entity (any such agreement (excluding, for the avoidance of doubt, the agreements referred to under (a) to (e) above), a Related Party Agreement).

9.2

The representations and warranties made in Clause 9.1 above, which shall be deemed made as at the date of this Agreement and as at the Completion Date (unless the representations and warranties specifically identify a particular date in which case they are made as of such date), are made by each Seller (in respect of itself only and not in respect of any other Sellers), and only with respect to the Securities it sells to the Buyer.

10.	WARRANTIES AND COVENANTS OF THE BUYER

The Buyer hereby represents and warrants to the Sellers as of the date hereof as follows, such representations and warranties being deemed to be repeated immediately before the Completion Date by reference to the facts and circumstances then existing as if references in such representations and warranties to the date of this Agreement were references to the Completion Date (unless the representations and warranties specifically identify a particular date):

(a)	Corporate Organisation

It is a besloten vennootschap met beperkte aansprakelijkheid duly incorporated and validly existing under the laws of the Netherlands.

(b)	Authorisation and Validity

The execution and delivery of the Agreement and the performance by it of the transactions contemplated hereby, have been duly authorised by all necessary corporate bodies of it and, subject to the obtaining of the Merger Control Clearance, any other consents (including from Governmental Authorities) required by the Buyer to perform the transactions contemplated hereby have been obtained, and it has all requisite power and authority to execute this Agreement and perform its obligations hereunder. This Agreement has been duly executed by it and constitutes a valid and binding agreement of it, enforceable against the Buyer in accordance with the terms hereof.

(c)	No Conflict or Violation

The performance of the transactions contemplated herein will not (i) violate or conflict with the Organisational Documents of it or (ii) violate or constitute a default under any material contract to which the Buyer is a party or by which its assets or property are bound or any Law or any judicial or arbitral proceedings which is applicable to, or involves, the Buyer.

(d)	No Governmental Approval

Except for (i) such consent or authorisation of, permit from, or declaration, filing or registration with any Governmental Authority the absence of which would not prevent the consummation of the acquisition of the Securities and (ii) filing, consent or authorisation required pursuant to Merger Control Regulations, no consent or authorisation of, permit from, or declaration, filing or registration with any Governmental Authority is required to be made or obtained by the Buyer prior to Completion in connection with the entering into this Agreement and the consummation of the acquisition of the Securities.

(e)	Third Party Consents

Except for filing, consent or authorization required pursuant to the Merger Control Regulations, no third party consents are required to be made or obtained by the Buyer in connection with the execution and delivery of this Agreement, or the performance of any of the transactions contemplated herein.

(f)	Financing

(i)

The net proceeds contemplated from the debt financing pursuant to the Financing Agreement, together with other financial resources of the Guarantor, will be sufficient for the Buyer to fulfil its obligations under this Agreement and allow the consummation of the transactions contemplated under this Agreement in accordance with the terms and conditions set out hereunder.

(ii)

The Buyer has delivered to the Sellers’ Agent an executed copy of a USD 1,500,000,000 bridge loan credit agreement, dated as of 14 May 2017 (the Financing Agreement), among the Guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which and subject to the terms and conditions thereof, the lenders thereunder have severally committed to lend the amounts set forth therein to the Guarantor and its terms have not been amended or waived since such date except for amendments or waivers permitted by this paragraph (f) and copies of which have been provided to the Sellers’ Agent.

(iii)

As of the date hereof, there are no conditions precedent related to the funding of the full amount of the debt financing pursuant to the Financing Agreement other than as expressly set forth in the Financing Agreement. Except with respect to those conditions precedent set forth in section 3.02(d) and 3.02(h) of the Financing Agreement, the conditions precedent to the funding of the debt financing pursuant to the Financing Agreement on the Completion Date are either (i) solely within the control of the Buyer or (ii) conditions precedent to Completion under this Agreement.

(iv)

The Buyer will do such things and take such actions as necessary to ensure that all conditions precedent under the Financing Agreement that are within the Buyer’s control (or, if any conditions precedent under the Financing Agreement are within the control of the administrative agent or the lenders thereunder, the Buyer shall use reasonable endeavours to ensure that such conditions precedent) are satisfied on or prior to the Completion Date and shall enforce its rights under the Financing Agreement in the event that any other party to the Financing Agreement fails to provide the debt financing contemplated by the Financing Agreement.

(v)	The Guarantor may amend or waive the terms of the Financing Agreement whilst this Agreement remains in effect, so long as:

(A)	such amendment or waiver would not reduce the amounts available thereunder unless such amounts are replaced with an Alternative Financing (in accordance with paragraph (vi) below); and

(B)	such amendment or waiver would not make more onerous on it the conditions attached to the availability of the amounts under the Financing Agreement.

(vi)

The Guarantor shall not exercise any rights that it may have to terminate the Financing Agreement or reduce the commitments under the Financing Agreement unless the Financing Agreement or commitments thereunder (as applicable) is or are replaced with an Alternative Financing (in accordance with paragraph (vii) below) or the proceeds of any debt or equity securities issued by the Guarantor after the date hereof (in accordance with paragraph (viii) below).

(vii)

The Guarantor may replace all or a portion of the commitments under the Financing Agreement with other debt financing (Alternative Financing) so long as (A) other than any immaterial differences which do not result in such conditions being more difficult to satisfy, the conditions to the availability of such Alternative Financing are no more onerous to the Guarantor or other member of the Consolidated Group (as defined in the Financing Agreement or any similar defined term in any

Alternative Financing) than those applicable to the Financing Agreement, (B) the aggregate amount of such Alternative Financing is at least equal to the amount of the commitments under the Financing Agreement so replaced, (C) if that Alternative Financing is a loan financing, the assignments and participations provision in that Alternative Financing shall not (in respect of assignments or transfers on or prior to the Completion Date) differ in any material respect to Section 9.07 of the Financing Agreement on the date hereof and (D) the Purchaser promptly provides a complete and final version of the relevant documentation in respect of that Alternative Financing together with all exhibits thereto to the Sellers’ Agent. If the Buyer enters into any Alternative Financing, the undertakings in this paragraph (f) with respect to the Financing Agreement shall also apply to such Alternative Financing and each reference in this Agreement to the Financing Agreement and any reference to a defined term or clause or section in the Financing Agreement shall include a reference to the documentation relating to such Alternative Financing together with all exhibits thereto and any similar defined term or equivalent clause or section in such Alternative Financing.

(viii)

If the operation of paragraph (d) of section 2.05 of the Financing Agreement in its form as at the date of this Agreement (or as subsequently amended) results in a reduction of the commitments under the Financing Agreement, the Guarantor shall ensure that the proceeds or commitments received by the Consolidated Group (as defined in the Financing Agreement) which resulted in such reduction are available for, and applied by, the Buyer to fulfil its obligations under this Agreement and allow the consummation of the transactions contemplated under this Agreement in accordance with the terms and conditions set out hereunder.

(ix)

For the avoidance of doubt, nothing in this Agreement shall prohibit, limit or otherwise restrict the Guarantor from issuing debt or equity securities on and after the date hereof and (at the time of issuance) reducing the commitments under the Financing Agreement by an amount equal to the net cash proceeds received by the Guarantor from such issuance, so long as Guarantor shall ensure that such net cash proceeds are available for, and applied by, the Buyer to fulfil its obligations under this Agreement and allow the consummation of the transactions contemplated under this Agreement in accordance with the terms and conditions set out hereunder.

(g)	No Insolvency

The Buyer is not subject to any Insolvency Proceedings.

(h)	Broker

The negotiations relating to the Agreement and/or the operations provided for in the Agreement do not give rise to a claim against any of the Group Companies or the Sellers for the payment of brokers’ fees, commissions, fees or any other similar payment based upon arrangements made by or on behalf of the Buyer, other than those for which the Buyer shall be solely responsible.

(i)	Acknowledgement

(i)

The Buyer acknowledges that prior to the execution of this Agreement, it, along with its legal, accounting, tax, business and other advisers, carried out a due diligence of the Group and for that purpose, was allowed access to the Disclosed Information. In this respect, the Buyer acknowledges and agrees that it has informed itself and assessed the contents of the Disclosed Information, amongst others by asking questions which the analysis of the Disclosed Information might entail and by questioning the relevant directors, officers, employees and advisers of the Sellers or any Group Company. Nothing in this Clause 9.1(i)(i) shall in any way limit or otherwise affect any representations and warranties made by the Sellers in this Agreement or otherwise affect any Seller’s liability under this Agreement.

(ii)

Except as expressly set forth in Clause 9 and the Warranty Agreement, the Securities and the Group Companies are transferred “as is”, and neither the Sellers nor any of their respective directors, officers, employees, agents, representatives or advisors make any representation or warranty, either express or implied, oral or written, of any kind whatsoever with respect to the Securities, any other securities issued by the Group Companies, any of the Group Companies (including any implied warranty or representation as to the condition, merchantability or suitability of any of the assets or properties of the Group Companies) or any of the transactions contemplated hereby (including any representation or warranty as to the accuracy or completeness of any information provided to the Buyer or its representatives). In furtherance of the foregoing, to the fullest extent permitted by applicable Law, the Buyer hereby irrevocably waives the benefit of any warranties generally available to purchasers under applicable Law.

11.	LIABILITY FOR BREACH

11.1	Liability of the Sellers

(a)

Each of the Sellers (on a several, and not joint and several basis) shall be liable towards the Buyer for any breach of any representation, warranty, undertaking, or covenant of such Seller set forth in Clauses 7 and 9 of this Agreement in accordance with this Clause 11. As from Completion, the right to claim Damages actually suffered by the Buyer as a result from any breach of any representation, warranty, undertaking, or covenant set forth in Clauses 7 and 9 of this Agreement, as provided for in this Clause 11 shall be the exclusive remedy of the Buyer for such breach. None of the limitations contained in this Clause 11.1 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as a consequence of, or which is delayed as a result of, fraud of any of the Sellers.

(b)	Limitations to Sellers’ obligations under this Clause

(i)

The liability of each of the Sellers under Clauses 7 and 9 shall terminate on the date which is twenty-four months after the Completion Date. No claim served by the Buyer after such date shall be taken into consideration by the Sellers and, for the avoidance of doubt, any such claim would be invalid.

(ii)

Subject to Clause 5.7, in the event of a breach of any provision of this Agreement by any of the Sellers, the Buyer shall not be entitled to terminate this Agreement or any of the transactions contemplated hereby but shall only be entitled to claim damages in accordance with this Agreement in respect of such matter or specific performance in accordance with Clause 27.

(iii)

In calculating the amount of Damages as a result of a breach of any representation, warranty or covenant set forth in Clauses 7 and 9 of this Agreement, (A) such calculation shall be assessed on the basis of section 6:96 et. seq. of the Dutch Civil Code, (B) no multiplier, whether or not applied in determining the Purchase Price, will be taken into account and (C) there shall be deducted the amount of any corresponding (1) Tax Benefit in relation to the relevant Damages or (2) proceeds actually received from any insurance (including under the warranty and indemnity insurance subscribed in connection with the transactions contemplated by this Agreement). Any amount payable by the Sellers to the Buyer shall be increased with any reasonable and documented costs and expenses incurred by any member of the Buyer’s Group in connection with the enforcement of Buyer’s right’s deriving from a breach, or to prevent, limit or assess any Damages, including any reasonable and documented legal fees (other than legal fees in relation to an internal investigation or audit for internal purposes).

(iv)

After Completion and until the expiration of the time period set forth in Clause 11.1(b)(i), the Buyer shall either maintain operational business insurance maintained as of the date hereof by the Group and Disclosed in the Data Room or obtain (or cause the relevant Group Company, the Direct Investors Entity and the Private Investment Entity to obtain) operational business insurance coverage that, overall, provides coverage to the Group, the Direct Investors Entity and the Private Investment Entity substantially similar (or greater) to the operational business insurance coverage maintained by them on the date of this Agreement and Disclosed in the Data Room.

(v)

The liability of each Direct Investor in respect of any claim made in relation to a breach of any representation or warranty set forth in Clause 9.1(i), shall be several and not joint and shall be allocated among them up to the fraction having (A) for numerator, the portion of the Pre-Leakage Purchase Price allocated to such Direct Investor in respect of its DIE Shares as set out in the Pre-Completion Statement and (B) for denominator, the aggregate portion of the Pre-Leakage Purchase Price allocated to all the holders of the DIE Securities in respect of the DIE Securities as set out in the Pre-Completion Statement.

(vi)

The liability of each Private Investor in respect of any claim made in relation to a breach of any representation or warranty set forth in Clause 9.1(j), shall be several and not joint and shall be allocated among them up to the fraction having (A) for numerator, the portion of the Pre-Leakage Purchase Price allocated to such Private Investor in respect of its PIE Shares, the Slaine Shares or the Sørensen Shares as set out in the Pre-Completion Statement and (B) for denominator, the aggregate portion of the Pre-Leakage Purchase Price allocated to all the holders of the PIE Securities in respect of the PIE Securities, as set out in the Pre-Completion Statement.

(vii)

The liability of each Seller in respect of any claim by the Buyer against the Sellers with respect to any claim made in relation to a breach of any representation, warranty or covenant set forth in Clauses 7 and 9 of this Agreement (other than those set forth in Clauses 9.1(i) and 9.1(j)), shall be several and not joint and shall be allocated among each Seller in respect of which any claim is applicable up to the fraction having (A) for numerator, the portion of the Pre-Leakage Purchase Price allocated to such applicable Seller as set out in the Pre-Completion Statement and (B) for denominator, the aggregate Pre-Leakage Purchase Price.

(viii)	In no event shall any Seller be liable for any damages or losses which are contingent, potential or punitive.

(ix)	The aggregate liability of the Sellers (collectively) under this Agreement (other than claims pursuant to Clause 6) shall not exceed an amount equal to the Pre-Leakage Purchase Price.

(x)

The Buyer shall and shall procure that the Group Companies take reasonable steps to mitigate any losses or damages with respect to any claim made in relation to a breach of any representation, warranty or covenant set forth in Clauses 7 and 9.

(xi)

The Buyer acknowledges and agrees that with respect to any claim made in relation to a breach of any representation and warranty set forth in Clause 9 of this Agreement it shall only be entitled to claim against the relevant Sellers up to EUR 15,000,000 (fifteen million euros) and, to the extent in excess of EUR 300,000,000 (three hundred million euros), up to an amount equal to the Pre-Leakage Purchase Price, unless the W&I Insurers do not compensate the Buyer under the W&I Insurance Policy for the relevant loss, in which case the Buyer shall be entitled to claim against the Sellers up to the Pre-Leakage Purchase Price in accordance with this Clause 11.

(xii)	Notwithstanding anything contained herein to the contrary, any claim made prior to the expiration of the time period set forth in Clause 11.1(b)(i) shall survive until final resolution of such claim.

(xiii)	Any amount payable by the Sellers under this Clause 11.1 shall be deemed so far as possible to constitute a reduction of the Purchase Price.

11.2	Liability of the Buyer

(a)

The Buyer shall be liable towards each of the Sellers for any breach of any representation, warranty, undertaking, or covenant of the Buyer as set forth in Clauses 3, 8 and 10 of this Agreement. As from Completion, the right to claim damages actually suffered by the Sellers as a direct result from any breach of any representation, warranty, undertaking, or covenant set forth in Clauses 3, 8 and 10 of this Agreement and as provided for in this Clause 11 shall be the exclusive remedy of each of the Sellers for such breach.

(b)

The liability of the Buyer with respect to any claims under the Agreement shall terminate on the date which is 12 months after the Completion Date. No claim served by the Sellers after such date shall be taken into consideration by the Buyer and, for the avoidance of doubt, any such claim would be invalid.

(c)	Notwithstanding anything contained herein to the contrary, any claim made prior to the expiration of the time period set forth in Clause 11.2(b) shall survive until final resolution of such claim.

12.	FORMER DIRECTORS

The Buyer (a) shall procure that the members of the management board, the supervisory board, or other corporate body of any Group Company resigning on the Completion Date shall be discharged from any liability as directors of the relevant Group Company, (b) shall procure that the members of the management board and the supervisory board of the Company or other corporate body of any Group Company, the Direct Investors Entity or the Private Investment Entity resigning on the Completion Date (as listed in Schedule 9) are held harmless against the consequences of any liability as directors through any appropriate insurance policies of the Group pre-existing the date hereof, and (c) to the extent required, shall procure that the publication and registration formalities relating to their resignation be implemented as soon as possible after the Completion Date and in any event before the expiry of a one-month period as from the Completion Date. For the avoidance of doubt, nothing in this Clause 12 shall affect the provisions of the Warranty Agreement, and the Warranty Agreement shall not affect the discharge received by any Direct Investor or Private Investor in his capacity as member of the management board, supervisory board or other corporate body of any

Group Company as opposed to in his capacity as Warrantor (as defined in the Warranty Agreement) under the Warranty Agreement.

13.	GUARANTEE AND WARRANTIES BY THE GUARANTOR

13.1

The Guarantor guarantees as its own direct, primary, unconditional and irrevocable obligation to each Seller the payment and performance when due of all amounts and obligations by the Buyer under this Agreement and all related documents with the Sellers. This guarantee shall remain in full force and effect until all such amounts and obligations have been irrevocably paid and discharged.

13.2	The Guarantor’s obligations under this Clause 13:

(a)

constitute its direct, primary and unconditional obligations to pay on demand by any Seller any sum which the Buyer is liable to pay under this Agreement and to perform on demand any obligation of the Buyer under this Agreement without requiring such Seller first to take any steps against the Buyer or any other person; and

(b)	shall not be affected by any matter or thing which, but for this provision, might operate to affect or prejudice those obligations, including:

(i)	any time or indulgence granted to the Buyer or any other person; or

(ii)	any amendment of this Agreement or any related documents; or

(iii)	the exercise, variation, renewal or release of, or refusal or neglect to perfect or enforce any right, remedy or security against the Buyer or any other person.

13.3

The Guarantor hereby represents and warrants to the Sellers as of the date hereof as follows, such representations and warranties being deemed to be repeated immediately before the Completion Date by reference to the facts and circumstances then existing as if references in such representations and warranties to the date of this Agreement were references to the Completion Date (unless the representations and warranties specifically identify a particular date in which case they are deemed given as of such date):

(a)	Corporate Organisation

The Guarantor is a corporation validly organised and existing under the laws of the State of Delaware, United States of America.

(b)	Authorisation and Validity

The execution and delivery of the Agreement and the performance by it of the transactions contemplated hereby, have been duly authorised by all necessary corporate bodies of the Guarantor and, subject to the obtaining of the Merger Control Clearance, any other consents (including from Governmental Authorities) required by it to perform the transactions contemplated hereby have been obtained, and it has requisite power and authority to execute this Agreement and perform its obligations hereunder. This Agreement has been duly executed by it and constitutes a valid and binding agreement of it, enforceable against the Guarantor in accordance with the terms hereof.

(c)	No Conflict or Violation

The performance of the transactions contemplated herein will not (i) violate or conflict with the Organisational Documents of it or (ii) violate or constitute a default under any material contract to which the Guarantor is a party or by which its assets or property are bound or any Law or any judicial or arbitral proceedings which is applicable to, or involves, the Guarantor.

(d)	No Insolvency

The Guarantor is not subject to any Insolvency Proceedings.

14.	CONFIDENTIAL INFORMATION

Each of the Sellers and the Buyer undertakes to the Buyer and the Sellers, respectively, that as from the Completion Date it will not use or disclose to any person any information (i) (with respect to the undertakings by the Sellers to the Buyer) relating to any Group Company’s, Direct Investors Entity’s or Private Investment Entity’s business or financial or other affairs, including any information made available to such Seller (or the Sellers’ Agent) pursuant to Clause 8 or (ii) (with respect to the undertakings of the Sellers and the Buyer) that is not included in the preceding paragraph (i) and that was provided to each other or otherwise obtained in connection with this Agreement which relates to the subject matter of this Agreement (including its existence and contents) or any member of its group or (iii) with respect to the interests of each of the Direct Investors and Private Investors in the Securities (in either case Confidential Information), provided that nothing in this Clause 14 shall prevent:

(a)

disclosure of Confidential Information by a Seller to or at the written request (or consent) of the Buyer and by the Buyer to a Seller or at a written request (or consent) of the Sellers’ Agent, provided that the Sellers’ Agent’s consent to a disclosure of such information by the Buyer to the shareholders of the Buyer or to the investment community shall not be unreasonably withheld, conditioned or delayed if such information does not include the information identified in paragraph (iii) of the definition of Confidential Information;

(b)

use or disclosure of Confidential Information required to be disclosed by a Seller or the Buyer by Law or any Governmental Authority (including any securities exchange on which such Party’s or its Affiliates’ securities are trading or any Tax Authority in case the Buyer decides to file a tax ruling request with respect to the Buyer’s acquisition structure provided that (a) such ruling is only effective assuming that Completion occurs, (b) such ruling does not require the information under paragraph (iii) of the definition of Confidential Information above to be disclosed, (c) such ruling does not affect the tax treatment of the Sellers under this Agreement, (d) such ruling does not affect the tax situation of the Group, the Direct Investors Entity or the Private Investment Entity for any period preceding Completion and (e) the Buyer consults with the Director Investor I before submitting such ruling request enabling the Direct Investor I to consult an independent tax specialist if need be) provided that if a Party is required to disclose any Confidential Information it shall, as much is as possible, (i) refrain from disclosing the interests of each of the Direct Investors and the Private Investors in the Securities, (ii) promptly notify (in case of a disclosure by a Seller) the Buyer or (in case of a disclosure by the Buyer) the Sellers’ Agent in writing, where practicable and lawful to do so, before disclosure occurs (as the case may be) and (iii) shall co-operate with the other Parties (in relation to the Sellers, with the Sellers’ Agent) regarding the timing and content of such disclosure (as the case may be) or any action which the other Parties may reasonably elect to take to challenge the validity of such requirement, provided that the foregoing paragraphs (ii) and (iii) shall not apply to any disclosure obligation of the Buyer or its Affiliates in connection with their securities being listed on a securities exchange or registered with the U.S. Securities Exchange Commission or in connection with any tax ruling that complies with the bracketed language at the beginning of this paragraph;

(c)	disclosure of Confidential Information to professional advisers and the W&I Insurers on a confidential basis for the purpose of advising the Sellers and the Buyer;

(d)

disclosure by a Seller or the Buyer to any of their Affiliates who need such information for performance of their duties, subject to imposing an obligation on such recipient to keep such information confidential;

(e)

disclosure of Confidential Information (i) set out in paragraph (ii) of the definition of Confidential Information with the Buyer’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) or (ii) that constitutes information concerning the financial results of the Group for any pre-Completion period, by the relevant Sellers (which are not individuals) to (A) any adviser, nominee, manager, administrator, general partner or limited partner to any such Entity; or (B) any investors in any funds managed by a Seller or such Entity, subject to imposing, in each case of (A) and (B), an obligation on such recipient to keep such information confidential;

(f)

disclosure of Confidential Information by the Buyer (A) to any financing source, prospective financing source, rating agencies and other financial institutions or investors that are or may become parties to any financial arrangements that the Buyer or its Affiliates may enter into with respect to the transactions contemplated by this Agreement and to any underwriters, initial purchasers or placement agents in connection therewith (and, in each case, to their respective counsel and auditors) so long as (i) such persons agree to be bound by confidentiality undertakings customary for such financing arrangements and (ii) such Confidential Information is provided solely in connection with the financing of the transactions contemplated in this Agreement or (B) in connection with any offering of securities by the Buyer or its Affiliates pursuant to an offering under Rule 144A promulgated under the U.S. Securities Act of 1933, as contemplated in Clause 7.5;

(g)	disclosure by a Seller or the Buyer necessary to enforce its rights hereunder; or

(h)	disclosure of Confidential Information which becomes publicly available other than by a Seller’s breach, or the Buyer’s breach, as applicable, of any other provision of Clause 14.

The restrictions contained in this Clause 14 shall apply without limit of time.

15.	ANNOUNCEMENTS

15.1

No Party (the Disclosing Party) shall disclose the making of this Agreement or its terms or the existence or the terms of any other agreement referred to in this Agreement (except those matters set out in the Press Releases) or the interests of each of the Direct Investors and Private Investors in the Securities, without the prior consent of, in the case of disclosure by a Seller, the Buyer or, in the case of disclosure by the Buyer, the Sellers’ Agent (after consultation with Direct Investor I) (the Buyer or the Sellers’ Agent in this capacity, the Non-Disclosing Party), unless disclosure is:

(a)

to its professional advisers and the W&I Insurers (provided that each Disclosing Party shall inform its professional advisers and the W&I Insurers of the confidential nature of the terms of this Agreement);

(b)

required by Law or the rules and requirements of any Governmental Authority (including any securities exchange on which such Party’s or its Affiliates’ securities are trading) provided that if a Party is required to disclose any Confidential Information it shall, as much is as possible, refrain from disclosing the interests of each of the Direct Investors and the Private Investors in the Securities and their share of the Purchase Price and (unless such disclosure is being made by the Buyer or its Affiliates in connection with their securities being listed on a securities exchange or registered with the U.S. Securities Exchange Commission) disclosure shall then only be made by that Party:

(i)

after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the Non-Disclosing Party before making such announcement and provided that any such announcement shall be made only after notice to the Non-Disclosing Party; and

(ii)	to the person or persons and in the manner required by Law or such Governmental Authority or as otherwise agreed between the Disclosing Party and the Non-Disclosing Party;

(c)	necessary for a Party to enforce its rights under this Agreement;

(d)	of information which becomes publicly available other than by a Seller’s breach, or the Buyer’s breach, as applicable, of any other provision of this Clause 15.1; or

(e)	to the persons and entities described in Clause 14(f).

15.2

The restrictions contained in Clause 15.1 shall apply without limit of time, except in respect of (a) the Press Releases and (b) the other materials approved in writing by the Buyer and the Seller’s Agent (after consultation with Direct Investor I) not to be unreasonably withheld, conditioned or delayed if such information does not include the information identified in paragraph (iii) of the definition of Confidential Information. Communications with investors or potential investors in any funds managed or advised by any Seller shall not constitute disclosures for the purpose of this Clause 15 but shall be subject to the confidentiality provisions contained in Clause 14.

16.	COSTS

Subject to Clause 6.1(i), each Party shall bear its own costs, charges, and other expenses (including, inter alia, legal, accountancy and other costs, charges and expenses) connected with the negotiation, preparation and performance of this Agreement. In addition and notwithstanding the foregoing, the Buyer expressly agrees to bear any transfer tax or stamp tax duty (or similar) in respect of the acquisition of the Securities.

17.	WITHHOLDINGS AND DEDUCTIONS

All sums payable by the Sellers or the Buyer under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counter-claims whatsoever save only as may be required by law. To the extent any amounts are required by Law to be withheld or deducted, the Sellers or the Buyer shall withhold or deduct such amounts and timely remit them to the appropriate Tax authority. Such amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Party in respect of which such withholding or deduction was made.

18.	ASSIGNMENT

No Party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement without the prior written consent of, in the case of assignment by a Seller, the Buyer or, in the case of assignment by the Buyer, the Sellers’ Agent, save that this Agreement and the benefits arising under it may be assigned in whole or in the part by the Buyer to any member of the Buyer’s Group to whom the Buyer transfers any of the Securities (provided that if such assignee ceases to be a member of the Buyer’s Group, this Agreement and the benefits arising under it shall be deemed automatically by that fact to have been retransferred to the Buyer immediately before the assignee ceases to be a member of the Buyer’s Group); provided further that, in the case of such an assignment, the liability of any Party to such an assignee shall not be greater than it would have been had such an assignment not taken place, and all the rights, benefits and protections afforded to a Party shall continue to apply to the benefit of that Party as against the assignee as they would have applied as against the person who is a Party to this Agreement.

19.	FURTHER ASSURANCES

Each of the Parties shall from time to time upon request from the others do or procure the performance of all acts and/or execute or procure the execution of all such documents insofar as each is reasonably able to do so and (unless otherwise agreed between the Parties) in a form reasonably satisfactory to the Party concerned, for the purpose of transferring to the Buyer the Securities and otherwise giving the Parties the full benefit of this Agreement.

20.	WAIVER

20.1

A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given.

20.2

No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.3	No breach of any provision of this Agreement shall be waived or discharged except with the express written consent of the Sellers’ Agent and the Buyer.

21.	INVALIDITY

21.1

If any provision of this Agreement is or becomes invalid, illegal, inapplicable or unenforceable, the validity, legality, applicability and enforceability of this Agreement shall not be affected or impaired in any way.

21.2

In such an event, the Parties will negotiate in good faith and promptly in order to substitute, if possible, the relevant invalid, illegal, inapplicable or unenforceable provision with a valid, legal, applicable and enforceable provision corresponding to the original provision.

22.	NOTICES

22.1

Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing (which includes e-mail) and shall be delivered by hand or by courier or prepaid first class post (air mail if posted to or from a place outside the United Kingdom) or e-mail:

  in the case of the Sellers, to the Sellers’ Agent:

Yellow Maple Coöperatief U.A.

Schiphol Boulevard 355

H Tower, Floor 4

1118 BJ Schiphol

the Netherlands

Attention: Messrs K. Nieuwenburg and J. Regeur and Ms C.M.L. ten

Kate – de Winter

E-mail: kristiaan.nieuwenburg@eqtpartners.com,

jeroen.regeur@eqtpartners.com, claire.tenkate@eqt.nl

with a copy (not constituting notice) to:

Allen & Overy LLP

Apollolaan 15

1077 AB Amsterdam

the Netherlands

Attention: Karine Kodde

E-mail: Karine.Kodde@allenovery.com

with a copy (not constituting notice) to:

c/o the CEO of the Bureau van Dijk Electronic Publishing Group

c/o Bureau van Dijk Electronic Publishing BV

Hoogoorddreef 9

1101 BA Amsterdam

Netherlands

Email: dominique.carnoy@bvdinfo.com

with copies to (not constituting notice to):

c/o the CFO of the Bureau van Dijk Electronic Publishing Group

c/o Bureau van Dijk Electronic Publishing SA

Avenue de Frontenex 8

1207 Geneve

Baker McKenzie CVBA

c/o Luc Meeus

Louizalaan 149

1050 Brussels

Belgium

Email: luc.meeus@bakermckenzie.com

In the case of the Buyer to:

Moody’s Holdings NL B.V.

Herikerbergweg 196

1101 CM Amsterdam

the Netherlands

with a copy (not constituting notice) to:

Moody’s Analytics, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

United States of America

Attention: David Platt and Richard Steele

E-mail: david.platt@moodys.com

rich.steele@moodys.com

and to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

United States of America

Attention: Marie Gibson

E-mail: Marie.Gibson@skadden.com

and to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

United Kingdom

Attention: Lorenzo Corte

E-mail: Lorenzo.Corte@skadden.com

In the case of the Guarantor to:

Moody’s Corporation

7 World Trade Center

250 Greenwich Street

New York, New York 10007

United States of America

Attention: David Platt and Richard Steele

E-mail: david.platt@moodys.com

rich.steele@moodys.com

with a copy (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

United States of America

Attention: Marie Gibson

E-mail: Marie.Gibson@skadden.com

and to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS

United Kingdom

Attention: Lorenzo Corte

E-mail: Lorenzo.Corte@skadden.com

and shall be deemed to have been duly given or made as follows:

(a)	if delivered by hand or by courier, upon delivery at the address of the relevant Party;

(b)	if sent by first class post, two Business Days after the date of posting;

(c)	if sent by air mail, three Business Days after the date of posting; and

(d)	if sent by e-mail, on the date of transmission,

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5pm on a business day at the location of the recipient, such notice, demand or other communication shall be deemed to be given or made at 9am on the next business day at the location of the recipient.

22.2

A Party may notify the other Party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of Clause 22.1 provided that such notification shall only be effective:

(a)	on the date specified in the notification as the date on which the change is to take place; or

(b)

if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

24.	SELLERS’ AGENT

24.1

The Sellers hereby irrevocably appoint the Sellers’ Agent, who accepts this appointment as agent, (a) to give and receive all notices and other documents under this Agreement, (b) to give all consents, to handle, dispute, settle or otherwise deal with any and all claims against the Sellers under this Agreement, (c) to pay, on behalf of the Sellers, the fees and costs of the advisers to the Sellers appointed by the Sellers’ Agent and relating to the preparation, negotiation and implementation of the transactions contemplated in this Agreement, (d) to (if such amendment is likely to disproportionally affect the rights and obligations of the Direct Investors or Private Investors, only after having received the prior written approval of Direct Investor I, such approval not to be unreasonably withheld or delayed) amend this Agreement, provided that (i) such amendment does not directly reduce the amount of the Purchase Price to be received by any Seller, (ii) otherwise applies equally to all Sellers, and (iii) does not require any Seller to enter into non-complete undertakings and (e) more generally, to exercise the rights and fulfil all obligations of the Sellers on their behalf under this Agreement.

24.2

It is understood that any act or decision taken by the Sellers’ Agent shall bind the Sellers, provided that such decision applies to each Seller on the same basis. The Sellers’ Agent shall be entitled to be reimbursed by the other Sellers for all reasonable costs and expenses incurred by them in such capacity pro rata to their share of the Purchase Price.

24.3	The Sellers’ Agent shall inform the Sellers as soon as reasonably practicable of any notices they receive from the other Parties pursuant to this Agreement.

24.4	The Sellers’ Agent shall not bear any liability whatsoever to the other Parties in its sole capacity as agent of the Sellers under this Agreement.

25.	AMENDMENTS AND WAIVERS

This Agreement may only be amended and any provision hereof may only be waived in writing, where such amendment or waiver is signed by the Buyer and the Sellers’ Agent.

26.	ADVISORS

The Parties declare they were advised by their own lawyers or advisors and have therefore been able to independently assess the scope of their rights and obligations under the Agreement. Consequently, no advisor or lawyer shall be deemed to be the sole drafter on behalf of all the Parties.

27.	NO RECISSION; SPECIFIC PERFORMANCE

27.1

To the extent permitted by law, the Parties waive their rights, if any, to (i) in whole or in part annul, rescind or dissolve (including any gehele dan wel partiële ontbinding en vernietiging) this Agreement, and (ii) invoke section 6:228 of the Dutch Civil Code in the sense that an error (dwaling) shall remain for the risk and account of the Party in error as referred to in section 6:228, subsection 2 of the Dutch Civil Code. The rights of the Parties arising out of the provisions under Title 1 of Book 7 of the Dutch Civil Code and section 6:89 of the Dutch Civil Code are excluded (to the extent these provisions do not contain mandatory law).

27.2	In the event of a breach of this Agreement in addition to being able to claim for damages, the Buyer shall have the right to specific performance (nakoming).

28.	ENTIRE AGREEMENT

28.1

This Agreement together with any other documents referred to in this Agreement, including the Warranty Agreement, and certain protection of business interest agreements entered into between the Buyer and certain Sellers on the date hereof, shall constitute the entire and only agreement between the Parties. Consequently, except as provided herein, this Agreement supersedes any contract, agreement, exchange of letters or verbal agreement relating to the transactions contemplated under this Agreement and that might have been entered into between the Parties prior the date of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in full and force and effect up to and including the Completion Date and shall automatically terminate immediately after the Completion Date.

28.2

The Sellers, the Direct Investors Entity and the Private Investment Entity shall cause each of (i) the securityholders’ agreement in relation to the Company entered into on 23 September 2014, (ii) the share and loan note call option agreements entered into on or after 23 September 2014 and (iii) the share and loan note put agreements entered into on 23 September 2014, to be terminated on the Completion Date with no Group Company, the Direct Investors Entity, the Private Investment Entity, the Buyer or any Affiliate of the Buyer having any liability or obligation with respect to any such agreement after Completion.

29.	NOTARY

The Notary is a civil law notary with the Sellers’ lawyers. The Buyer acknowledges that it is aware of the provisions of the Ordinance Interdisciplinary Cooperation (Verordening Interdisciplinaire Samenwerking) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie). The Buyer acknowledges and agrees that the Sellers’ lawyers may advise and act on behalf of the Sellers with respect to this Agreement, and any agreements and/or any disputes related to or resulting from this Agreement.

30.	MISCELLANEOUS

30.1	The receipt by the Sellers’ lawyers of any sum or document to be paid or delivered to a Seller shall discharge the Buyer’s obligation to pay or deliver it to that Seller.

30.2

Except as expressly stated in this Agreement, the terms of this Agreement may be enforced only by a Party to this Agreement or a Party’s permitted assigns or successors. In the event any third party stipulation (derdenbeding) contained in this Agreement is accepted by any third party, such third party will not become a party to this Agreement.

31.	GOVERNING LAW, JURISDICTION

31.1

This Agreement and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation (including any non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the Netherlands.

31.2

Except as set forth in Clause 31.3 below, any dispute arising out of or in connection with this Agreement (including any dispute as to the validity of this Agreement, any questions in respect of the authority of the arbitrators and any dispute about whether a particular dispute should be referred to arbitration) (any such dispute, a Dispute) will be finally settled by arbitration in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut). The arbitral tribunal will be composed of three arbitrators appointed in accordance with those rules. The place of the arbitration will be Amsterdam, the Netherlands. The language of the arbitration will be English. The arbitrators will decide according to the rules of law. Their arbitral award will not be disclosed other than to the parties to the arbitral proceedings. Consolidation of arbitral proceedings with other proceedings as provided for in article 1046 of the Dutch Code of Civil Procedure and article 39 of the rules of the Netherlands Arbitration Institute are excluded.

31.3

Notwithstanding Clause 31.2, the Parties agree that any Dispute involving a breach of any of the respective representations and warranties by the Direct Investors and the Private Investors set forth in Clause 9 of this Agreement must be brought in the courts of Amsterdam, the Netherlands, and such courts shall have exclusive jurisdiction to settle any such Dispute and that accordingly, any proceedings arising out of or on connection with such Dispute shall be brought in such courts. Each of the Parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

32.	LANGUAGE

The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed.

IN WITNESS WHEREOF this Agreement has been executed on the date first above written.

SCHEDULE 1

DEFINITIONS

1.	In this Agreement the following words and expressions and abbreviations set out below and starting with a capital letter shall have the following meanings:

Affiliate shall mean, in respect of a given person, an undertaking which is a subsidiary undertaking or parent undertaking of that person or a subsidiary undertaking of a parent undertaking of that person, in each case from time to time, it being further specified and agreed that:

(a)	any investment fund shall be deemed to be an Affiliate of its general partner;

(b)	no investment fund shall be deemed to be an Affiliate of any of its limited partners;

(c)	any portfolio company of such person shall be deemed to be an Affiliate of such person;

(d)	any director, officer or employee of an Affiliate shall be deemed to be an Affiliate; and

(e)	any relative or spouse (or civil partner) of a given person that is an individual shall be deemed to be an Affiliate of that individual;

Alternative Financing shall have the meaning given to such term in Clause 10(f)(ix);

Business Day shall mean a day (excluding Saturdays and Sundays) on which banks generally are open in Amsterdam, Brussels, Guernsey and New York for the transaction of normal banking business;

Buyer shall have the meaning given to such term in the list of the Parties;

Buyer’s Group shall mean the Buyer and its Affiliates from time to time, all of them and each of them as the context admits;

Company shall have the meaning given to such term in the list of the parties to this Agreement;

Company Securities shall mean the Company Total Securities excluding those held by the Direct Investors Entity and by the Private Investment Entity, unless the provisions of Clause 5.5 are implemented, in which case Company Securities shall also include all Company Total Securities to be transferred to the Buyer pursuant to Clause 5.5;

Company Shares shall mean the Ordinary Shares and the Special Share;

Company Total Securities shall have the meaning given to such term in paragraph (B) of the recitals;

Completion shall mean the completion of the transfer of the full legal and beneficial ownership of the Securities by the Sellers to the Buyer in accordance with Clause 5;

Completion Date shall have the meaning given to such term in Clause 5.1;

Confidentiality Agreement shall mean the confidentiality agreement entered into on 6 April 2017 between the Company and Moody’s Analytics, Inc.;

Confidential Information shall have the meaning given to such term in Clause 14;

Daily Rate shall mean the amount of EUR 258,605 per calendar day;

Damages shall mean any damages suffered by the Buyer, any Group Company, the Direct Investors Entity or the Private Investment Entity and calculated in accordance with Clause 11.1(b)(iii);

Data Room shall mean (i) the electronic data room for “Manta Ray” as at 17:00 BST on 10 May 2017 hosted on the website https://datasite.merrillcorp.com and enclosed on a USB stick as Schedule 5 Part 1 and (ii) the documents attached as Schedule 5 Part 2;

DIE Securities shall have the meaning given to such term in recital (C);

DIE Shares shall have the meaning given to such term in recital (C);

DIE Special Share shall have the meaning given to such term in recital (C);

Direct Investor I shall have the meaning given to such term in Schedule 2;

Direct Investors Entity shall have the meaning given to such term in the list of the parties to this Agreement;

Disclosed Information shall mean:

(a)

the information in the Data Room and the answers to questions raised by the Buyer and its advisors and any other information made available to the Buyer and its advisors and in interviews and presentations (written records of which interviews and presentations are included in the Data Room),

(b)	the financial vendor due diligence report dated 25 April 2017 prepared by Eight Advisory in relation to “Project Manta Ray”,

(c)	the legal memorandum dated 19 April 2017 prepared by Allen & Overy LLP and Homburger AG in relation to “Project Manta Ray”, and

(d)	the tax fact book dated 21 April prepared by Meijburg & Co M&A Tax B.V. in relation to “Project Manta Ray”;

Encumbrance shall mean (a) all security interests, charge, mortgages, liens, options, equities, powers of sale, pledges, hypothecations, retentions of title, rights of first refusal or other restrictions of transfer, rights to enforce or prosecute, any restriction on voting right, claims, or other third party rights or security interest of any kind including rights of pre-emption or rights to acquire of any nature whatsoever and any agreement to create any of the foregoing or (b) in the context of Clause 7.6, all Transaction Security (as such term is defined in the Senior Facilities Agreement);

Entity shall mean any company, firm, partnership, corporation or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in, or Law under, which it was incorporated or exists);

Escrow Agent shall mean ABN Amro Bank N.V.;

Escrow Sum shall mean EUR 15,000,000 (fifteen million euros);

Existing Facilities Agreements shall mean collectively (a) the Senior Facilities Agreement and (b) the Hedging Arrangements;

Expert shall have the meaning given to such term in Clause 6.3;

Financing Agreement shall have the meaning given to such term in Clause 10(f);

Governmental Authority shall mean any international, European, national, state, regional, departmental, municipal or local body with executive, legislative, judicial, regulatory, or administrative authority including any ministry, department, agency, office, organization or other subdivision thereof and any person having received delegated authority from any of the above, as well as any judicial court or tribunal of competent jurisdiction;

Group shall mean the Company and its subsidiary undertakings (including, for the avoidance of doubt Yellow Maple II B.V., Yellow Maple Holding B.V. and Bureau van Dijk Electronic Publishing B.V.);

Group Company shall mean any Entity of the Group;

Group Indebtedness shall mean all outstanding and unpaid amounts owing as at the Completion Date (including principal, interest, penalties and any other sums) from the relevant Group Companies pursuant to, or in connection with, the Existing Facilities Agreements (including, without limitation and as the case may be, all breakage costs due in connection with the prepayment of the amounts outstanding and unpaid under any of the Existing Facilities Agreements as well as all mark to market payments and early breakage costs due in connection with the termination of the Hedging Arrangements) as determined in accordance with the terms of the Existing Facilities Agreements;

Guarantor shall have the meaning given to such term in the list of the Parties;

Guernsey shall mean the Island of Guernsey;

Hedging Arrangements shall mean the interest rate swap agreements entered into by Yellow Maple Holding B.V. with each of HSBC Bank plc and ING Belgique SA/NV;

Insolvency Proceedings shall mean:

(a)

in respect of Dutch besloten vennootschap met beperkte aansprakelijkheid, any action, legal proceedings, petition or other procedure has been taken or initiated in relation to the bankruptcy (faillissement), the dissolution, or granting it a moratorium (surséance van betaling), the appointment of a liquidator or any similar proceeding pursuant to the Dutch bankruptcy act (faillissementswet) or any similar event has occurred with respect to the relevant Entity or any substantial part of its assets in any other jurisdiction than the Netherlands; or

(b)

there occurs in relation to any Entity or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which correspond in that country or territory with any of those mentioned in (a);

Law shall mean any law, statute, regulation, rule, ordinance, principle of common law, order or decree of any Governmental Authority (including any judicial or administrative interpretation thereof) in force, fully implemented and enforceable as of the date hereof;

Leakage shall have the meaning given to such term in Clause 6.1;

Leakage Agreement Period shall have the meaning given to such term in Clause 6.3;

Leakage Amount shall have the meaning given to such term in Clause 6.2;

Leakage Dispute Notice shall have the meaning given to such term in Clause 6.3;

Leakage Notice shall have the meaning given to such term in Clause 6.2;

Loan Note Agreement means the shareholder loan agreement, entered into by, among others, Yellow Maple Holding Guernsey Limited and Yellow Maple I B.V. on 23 September 2014;

Loan Notes shall have the meaning given to such term in paragraph (B) of the recitals;

Locked Box Date shall mean 31 December 2016;

Longstop Date shall mean 15 November 2017;

Management Permitted Payments shall mean any payment made in the ordinary course of business consistent with past practice in respect of (i) the salary, bonus, pensions contributions, life assurance payments, medical insurance, car allowances, expenses and holiday pay accrued and due to any Seller (and/or such Seller’s Affiliates) who is an officer or employee of a Group Company or (ii) any consultancy fees accrued and due to any consultant of a Group Company that are Disclosed in the Data Room and are for consultancy services unrelated to the transactions contemplated by this Agreement, in each case of (i) and (ii) under and in accordance with such person’s contract of employment, service or consultancy agreement or engagement letter existing on the date of this Agreement and/or as may be imposed by Law and/or any collective agreements;

Merger Control Clearance means the fact that, in accordance with the Merger Control Regulations, any Governmental Authority having jurisdiction thereover:

(a)	authorises the concentration resulting from the transactions contemplated by this Agreement, or

(b)	does not prevent such concentration within the applicable waiting period which is deemed to be an official waiver from such Governmental Authority under the applicable Merger Control Regulations, or

(c)	decides that such concentration falls outside the scope of the Merger Control Regulations;

for the avoidance of doubt, the Merger Control Clearance shall be deemed obtained even if it is subject to the implementation of certain commitments submitted by or required from the Buyer (for instance, divestiture of activities);

Merger Control Clearance Condition shall mean the obtaining of the Merger Control Clearance from the relevant Governmental Authority in the European Union;

Merger Control Regulations shall mean any applicable merger control Laws pursuant to which the relevant Governmental Authority will be required to control the concentration resulting from the acquisition by the Buyer of the Securities in terms of its effect on the structure of the competition on the relevant markets;

Notarial Deeds shall mean the notarial deeds of transfer to be entered by each of the Sellers and the Buyer on the Completion Date to effect the transfer of the Securities to the Buyer in accordance with the terms of this Agreement (including, but not limited to, the allocation of the Purchase Price among the Sellers as set out in the Pre-Completion Statement);

Notary shall mean any civil law notary (notaris) of Allen & Overy LLP, Amsterdam, or any of its deputies;

Notary Bank Account shall mean the details of the third party bank account of the Notary, the details of which are set out in Schedule 6;

Notary Costs shall mean the amount of the reasonable fees and costs of the Notary in relation to the transactions contemplated herein;

Notary Letter shall mean the detailed letter by the Notary to the parties thereto confirming the instructions for the various payments to be received and made at Completion and in the form as agreed between the Sellers and the Buyer and the other parties thereto prior to Completion;

Ordinary Shares shall have the meaning given to such term in recital (B);

Organisational Documents shall mean when used with respect to (a) any company or other incorporated Entity, the articles of association, charter or similar constitutional document of such company or other incorporated Entity, as filed with the relevant commercial registry, company registrar or other Governmental Authority, as the same may be amended, supplemented or otherwise modified from time to time, and (b) any partnership or other unincorporated Entity, its certificate of formation, partnership agreement, governing agreement and/or similar constitutional document, as the same may be amended, supplemented or otherwise modified from time to time;

Party and Parties shall have the meaning given to such terms in the list of parties to this Agreement;

PIE Securities shall have the meaning given to such term in paragraph (D) of the recitals;

PIE Shares shall have the meaning given to such term in paragraph (D) of the recitals;

PIE Special Share shall have the meaning given to such term in recital (D);

PPAA Amendment Agreement means the amendment agreement to the purchase price allocation agreement between, inter alias, YM Coop, the Direct Investors Entity and the Private Investment Entity dated the date hereof;

Pre-Completion Statement shall have the meaning given to such term in Clause 5.2;

Pre-Leakage Purchase Price shall have the meaning given to such term in Clause 4.1;

Press Releases shall mean the press releases as approved by the Sellers’ Agent (after consultation with Direct Investor I) and the Buyer in respect of the transaction contemplated by this Agreement to be released on or around the date of this Agreement;

Private Investment Entity shall have the meaning given to such term in the list of the parties to this Agreement;

Private Investor and Private Investors shall have the meaning given to such term in the list of the Parties;

Purchase Price shall have the meaning given to such term in Clause 4.1;

Records shall have the meaning given to such term in Clause 8.1;

Related Party Agreement shall have the meaning given to such term in Clause 9.1(l);

Second Longstop Date shall mean the date which falls two months after the Longstop Date;

Securities shall mean, collectively, the Company Securities, the DIE Securities and the PIE Securities, unless the provisions of Clause 5.5 implemented, in which case Securities shall exclude the DIE Securities and/or the PIE Securities if they are not being transferred to the Buyer pursuant to Clause 5.5;

Seller and Sellers shall have the meaning given to such term in the list of the parties hereto;

Sellers’ Agent shall mean YM Coop, represented by Messrs K. Nieuwenburg and J. Regeur;

Senior Facilities Agreement shall mean the senior facilities agreement between, amongst others, Yellow Maple II B.V. as parent, Yellow Maple Holding B.V. as company, Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank Plc and ING Bank N.V. as mandated lead arrangers, Deutsche Bank AG, London Branch as agent and security agent entered into on 19 September 2014, as amended and restated from time to time;

Slaine Consideration shall have the meaning given to such term in Clause 2.4(a);

Slaine Loan shall have the meaning given to such term in Clause 2.4(a);

Slaine Shares shall have the meaning given to such term in Clause 2.4(a);

Sørensen Consideration shall have the meaning given to such term in Clause 2.4(a);

Sørensen Loan shall have the meaning given to such term in Clause 2.4(a);

Sørensen Shares shall have the meaning given to such term in Clause 2.4(a);

Special Share shall have the meaning given to such term in recital (B);

Tax or Taxation shall mean all forms of taxation imposed, administered or collected by a Tax Authority, including income tax (including amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, capital gains tax, value added tax, customs and other import or export duties, excise duties, transfer taxes or duties, social security or other similar contributions, or any other tax of any kind whatsoever and any interest, penalty, surcharge or fine relating to such taxation;

Tax Authority means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function;

Tax Benefit means, in relation to Leakage or Damages:

(i)	the amount of any repayment or refund of Tax actually received in cash by the Buyer or an Affiliate of the Buyer; and

(ii)	the amount by which any Tax which would otherwise have been payable in cash by the Buyer or an Affiliate of the Buyer is reduced,

in each case both (a) in the financial year (or other current reporting period applicable for the purposes of the relevant Tax) in which the event, matter or circumstance giving rise to the relevant Leakage or Damages occurs or in the aforementioned financial year with respect to any prior financial year and (b) solely to the extent that the repayment, refund or reduction in question is referable to and would not have been obtained solely but for the event, matter or circumstance giving rise to the relevant Leakage or Damages;

Total Daily Rate Amount shall mean the aggregate amount calculated over the period of time as from the Locked Box Date (exclusive) through and up to the Completion Date (inclusive) at the Daily Rate;

VDD Costs means the fees, costs and expenses pertaining to (a) the financial vendor due diligence report dated 25 April 2017 prepared by Eight Advisory in relation to “Project Manta Ray”, (b) the tax fact book dated 21 April 2017 prepared by Meijburg & Co M&A Tax B.V. in relation to “Project Manta Ray” and (c) the legal memorandum dated 19 April 2017 prepared by Allen & Overy LLP and Homburger AG in relation to “Project Manta Ray”, equal to an aggregate amount of EUR 889,942 (eight hundred eighty-nine and nine hundred forty-two thousand euros) (excluding VAT, to the extent applicable);

Warranty Agreement means the warranty agreement between certain warrantors and the Buyer dated the date hereof;

WHT Amount shall have the meaning given to such term in Clause 2.4(c);

W&I Insurance Policy means the insurance policy issued by the W&I Insurers with the Buyer as policyholder and beneficiary to provide coverage to the Buyer in relation to the warranties under this Agreement and the Warranties (as defined in the Warranty Agreement) under the Warranty Agreement;

W&I Insurers means Hunter George & Partners Limited, AIG Europe Limited, Pembroke Managing Agency Limited and Ambridge Europe Limited; and

YM Coop shall have the meaning given to such term in the list of Parties.

2.	In this Agreement, unless otherwise specified, reference to:

2.1	a document in the agreed terms and/or in the agreed form is a reference to that document in the form approved and for the purposes of identification initialled by or on behalf of each Party;

2.2	includes and including shall mean including without limitation;

2.3

a person includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

2.4

a statute or statutory instrument or accounting standard or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this Agreement;

2.5	writing includes any methods of representing words in a legible form (other than writing on an electronic or visual display screen but including email) or other writing in non-transitory form;

2.6	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

2.7	the time of day is reference to time in Amsterdam, The Netherlands.

3.	The index to and the headings in this Agreement are for information only and are to be ignored in construing it.

4.

The obligations of each Seller under this Agreement are entered into individually by that Seller on its behalf and are made severally in respect of itself only (and not jointly or jointly and severally) and separate from any obligation entered into by any other Seller. No claim may be made against any Seller in respect of any breach of this Agreement by any other Seller.

SIGNATORIES

YELLOW MAPLE COÖPERATIEF U.A.	YELLOW MAPLE COÖPERATIEF U.A.

/s/ C.M.L. ten Kate – de Winter	/s/ L.A.L. Larsson

By: C.M.L. ten Kate – de Winter	By: L.A.L. Larsson

Title: Director	Title: Director

Signature page Securities Purchase Agreement

YELLOW MAPLE HOLDING GUERNSEY LIMITED	YELLOW MAPLE HOLDING GUERNSEY LIMITED

/s/ Matthew Tullier	/s/ James Arrol

By: Matthew Tullier	By: James Arrol

Title: Director	Title: Director

Signature page Securities Purchase Agreement

CCP IX LP NO. 1, acting by its general partner, Charterhouse General Partners (IX) Limited

/s/ Thomas S. Patrick

By: Thomas S. Patrick

Title: Director

CCP IX LP NO. 2, acting by its general partner, Charterhouse General Partners (IX) Limited

/s/ Thomas S. Patrick

By: Thomas S. Patrick

Title: Director

CCP IX CO-INVESTMENT LP, acting by its general partner, Charterhouse General Partners (IX) Limited

/s/ Thomas S. Patrick

By: Thomas S. Patrick

Title: Director

Signature page Securities Purchase Agreement

BROAD STREET PRINCIPAL INVESTMENTS LLC

/s/ William Y. Eng

By: William Y. Eng

Title: Vice President

Signature page Securities Purchase Agreement

HX LUXEMBOURG I S.À R.L.

/s/ Michael Anatolitis

By: Michael Anatolitis

Title: Director

HX LUXEMBOURG I S.À R.L.

/s/ Karl Heinz Horrer

By: Karl Heinz Horrer

Title: Manager

Signature page Securities Purchase Agreement

DOMINIQUE ALBERT MARIE GHISLAIN

CARNOY

/s/ D. Carnoy
D. Carnoy

ANGUS DAVIDSON

/s/ D. Carnoy By: D. Carnoy
Title: Power of Attorney

FIVE PERCENT SC

/s/ D. Carnoy
By: D. Carnoy
Title: gèrant

CONTINUM PTE LTD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of Attorney

Signature page Securities Purchase Agreement

NATHALIE AGNOLETTO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PAOLO ALIBERTI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

NOUR ALMNAIZEL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BÂLOISE VIE LUXEMBOURG S.A.

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

THOMAS BASKIND

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

VINCENZ BEHN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ARMANDO BENINCASA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

HENRIK BERTELSEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

FRANÇOIS-XAVIER BLÉROT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

REIN BOUCHET

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TILL BRANDENBURGER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALBAN BRIDE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

PETER BUELENS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LIONEL BÜHLER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BURGERLIJKE MAATSCHAP SAMAJU

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BURGERLIJKE MAATSCHAP TER HOLST

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

HENNING BUSCHMANN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JON CARLOS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LUIS CARRILLO MARTINEZ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

RUDOLF CEVELA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

BÉNÉDICTE CLÉDA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PAUL COSTERS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ANDREW COWLEY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

EDWARD DATTA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

HUGO DE CASTRO OLIVEIRA CORGA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEVEN DE CLERCK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

UMBERTO DE MARCO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GUILLAUME DE NIJS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

BART DECONINCK

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

MARIJN DERBOVEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SANDER DESMET

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SIMON DROEVEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

JOSÉ DUARTE

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

FERGUS DUNCAN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BERNARD DUYCKAERTS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LAURA ELLIS-KENDRICK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

KEITH ERZINGER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

NEIL FARQUHAR

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GILLES FOUARGE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JUDITH FUGMANN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

WILLIAM GANE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

CLAUDE-VINCENT GILLARD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GIRARBUS S.À R.L.

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LOUISE GREEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

BRUNO HAFFMANS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney
JONATHAN HANMER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney
DIRK HAUBRICH

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney
RETO HAUSER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

DAVID HICKEY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEFAN HILPERT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FRANK HOMMERSEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JAKE HOWARD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

ALISON HOYOS DIT HOYOIS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SYED IMAM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MIRIAM JURÁČKOVÁ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MICHAEL KLENTZ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

FABRICE LARBODIÈRE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

VINCENT LERAY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PHILIPPE LESCROART

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BRECHTJE LINDEBOOM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

FABRICE LOBET

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TONY LOOTENS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ANTON LÜCKHOFF

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARTIN LUPTÁK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

RYAN MACROMALLI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FLORENCIA MANTECON

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

THOMAS MARÉCHAL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FABIAN MAZZA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

DANIEL MCGOVERN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEPHEN MCKINNEY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MICHAEL MONJE MORAN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

GARY ONG

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

SHAUN OWEN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JAMES PEARSON

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

KOEN PLESSERS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARTIN POHANKA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

STEPHANIE POSTEAU

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LAURENT POTTY

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TONY PRINGLE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALFREDO PROVENZA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

LUISA QUARTA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MEHDI RAHMAN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

CLAIRE RICHARD

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

CHRISTOFFER ROBBERTS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

ANDERS RODENBERG

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SÉBASTIEN ROELS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ROBERT ROOZENDAAL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

SERGIO RUBI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

LIONEL SCHIEPERS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

DIDIER SCHMIT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

YANNICK SCHMITZ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARK SCHWERZEL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

GEORGY SICAIRE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

JOHNNY SIM YONG THIAM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ROMAN SKORYNIN

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MASON SLAINE

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

Signature page Securities Purchase Agreement

VAGN SØRENSEN

/s/ A. Landsmeer
By: A. Landsmeer
Title: Power of attorney

IGNACE SOTO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

TOBIAS SPANKA

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BERNARD STRUYF

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

GIOVANNI TALARICO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LUKE TAN SOO LID

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ALAIN THEIJS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

VITALIANO TOBRUK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

ERIK VAN CUTSEM

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

ELISABETH VAN DAMME

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

VINCENT VAN DEN BERGHE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

THOMAS VAN DER GHINST

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

ANN VAN NIEUWENHOVE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

FRANKLIN VAN NIEUWENHOVE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LYDIA VANBOCKRYCK

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

STEFANO VERONESE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

FRODOR VERWEIJ

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARILEEN VIGO

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

DUNCAN VINE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

LIEVEN VISPOEL

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

SAMUEL VREELAND

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

NOBORU WAKATSUKI

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

BÉNÉDICTE WARNOTTE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PATRICK WERNER

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

MARK WESSELS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

DANIEL WHITE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

PHILIPPA WHITE

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

MARK WILLIAMS

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

LISA WRIGHT

/s/ D. Carnoy
By: D. Carnoy
Title: Power of attorney

Signature page Securities Purchase Agreement

MOODY’S HOLDINGS NL B.V.	MOODY’S HOLDINGS NL B.V.

/s/ David B. Platt	/s/ Rik van Velzen

By: David B. Platt	By: Rik van Velzen
Title: Director A	Title: Managing Director B

Signature page Securities Purchase Agreement

MOODY’S CORPORATION

/s/ Raymond McDaniel

By: Raymond McDaniel
Title: President & CEO

Signature page Securities Purchase Agreement

YELLOW MAPLE I B.V.	YELLOW MAPLE I B.V.

/s/ C.M.L. ten Kate – de Winter	/s/ L.A.L. Larsson

By: C.M.L. ten Kate – de Winter	By: L.A.L. Larsson
Title: Director	Title: Director

Signature page Securities Purchase Agreement

YELLOW MAPLE SYRUP I B.V.	YELLOW MAPLE SYRUP I B.V.

/s/ C.M.L. ten Kate – de Winter	/s/ D.A.P.M.G. Carnoy

By: C.M.L. ten Kate – de Winter	By: D.A.P.M.G. Carnoy
Title: Director	Title: Director

Signature page Securities Purchase Agreement

YELLOW MAPLE SYRUP II B.V.	YELLOW MAPLE SYRUP IIB.V.

/s/ C.M.L. ten Kate – de Winter	/s/ D.A.P.M.G. Carnoy

By: C.M.L. ten Kate – de Winter	By: D.A.P.M.G. Carnoy
Title: Director	Title: Director

Signature page Securities Purchase Agreement